  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1997

                                                REGISTRATION NO. 333-26467
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------

                      ADELPHIA COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

          DELAWARE                         4841                  23-2417713
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                                 ------------

                             MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                                (814) 274-9830
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ------------

                           COLIN H. HIGGIN, ESQUIRE
                      ADELPHIA COMMUNICATIONS CORPORATION
                             MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                                (814) 274-9830
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ------------

                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                      CARL E. ROTHENBERGER, JR., ESQUIRE
                              BUCHANAN INGERSOLL
                           PROFESSIONAL CORPORATION
                         21ST FLOOR, 301 GRANT STREET
                        PITTSBURGH, PENNSYLVANIA 15219
                                (412) 562-8826

  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [_]

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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                      ADELPHIA COMMUNICATIONS CORPORATION

CROSS REFERENCE SHEET PURSUANT TO RULE 404(a) AND ITEM 501 OF REGULATION S-K, SHOWING THE LOCATION IN THE PROSPECTUS OF THE INFORMATION REQUIRED TO BE INCLUDED THEREIN IN ACCORDANCE WITH PART I OF FORM S-4.

                     FORM S-4
             ITEM NUMBER AND CAPTION              LOCATION OR HEADING IN THE PROSPECTUS
     ----------------------------------------  -------------------------------------------
  1. Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus..  Forepart of Registration Statement; Outside
                                               Front Cover Page of Prospectus
  2. Inside Front and Outside Back Cover
     Pages of Prospectus.....................  Inside Front and Outside Back Cover Pages
                                               of Prospectus
  3. Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information...........  Forepart of Prospectus; Prospectus Summary;
                                               Risk Factors; Selected Consolidated
                                               Financial Data
  4. Terms of the Transaction................  Prospectus Summary; The Exchange Offer;
                                               Description of Senior Notes; Certain
                                               Federal Income Tax Considerations; Risk
                                               Factors
  5. Pro Forma Financial Information.........  *
  6. Material Contracts with Company Being
     Acquired................................  *
  7. Additional Information Required for
     Reoffering by Persons and Parties Deemed
     to be Underwriters......................  Plan of Distribution
  8. Interests of Named Experts and Counsel..  *
  9. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.............................  *
 10. Information with Respect to S-3
     Registrants.............................  Incorporation by Reference; Risk Factors;
                                               Recent Developments; Selected Consolidated
                                               Financial Data
 11. Incorporation of Certain Information by
     Reference...............................  Incorporation by Reference
 12. Information with Respect to S-2 or S-3
     Registrants.............................  *
 13. Incorporation of Certain Information by
     Reference...............................  *

                     FORM S-4
             ITEM NUMBER AND CAPTION              LOCATION OR HEADING IN THE PROSPECTUS
     ----------------------------------------  -------------------------------------------
 14. Information with Respect to Registrants
     Other Than S-3 or S-2 Registrants.......  *
 15. Information with Respect to S-3
     Companies...............................  *
 16. Information with Respect to S-2 or S-3
     Companies...............................  *
 17. Information with Respect to Companies
     Other Than S-3 or S-2 Companies.........  *
 18. Information if Proxies, Consents or
     Authorizations are to be Solicited......  *
 19. Information if Proxies, Consents or
     Authorizations are not to be Solicited
     or in an Exchange Offer.................  Incorporation by Reference; The Exchange
                                               Offer

--------
* Item is omitted because the answer is negative or the item is inapplicable.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 31, 1997

                               OFFER TO EXCHANGE

                     9 7/8% SERIES B SENIOR NOTES DUE 2007
            FOR ANY AND ALL OUTSTANDING 9 7/8% SENIOR NOTES DUE 2007
                                       OF
                      ADELPHIA COMMUNICATIONS CORPORATION

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON        , 1997, UNLESS EXTENDED

  Adelphia Communications Corporation ("Adelphia", the "Company", the "Registrant" or the "Issuer") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange
$1,000 principal amount of 9 7/8% Series B Senior Notes due 2007 of the Registrant (the "New Notes") for each $1,000 principal amount of the issued and outstanding 9 7/8% Senior Notes due 2007 (the "Old Notes," and collectively with the New Notes, the "Senior Notes"). Interest on the Senior Notes is payable semi-annually commencing September 1, 1997 with a final maturity date of March 1, 2007. As of the date of this Prospectus, $350,000,000 aggregate principal amount of the Old Notes is outstanding. The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights; and except that holders of Old Notes are entitled to receive Liquidated Damages (as defined) if
(a) the Registrant fails to file any of the registration statements required by the Registration Rights Agreement (as defined) on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Securities and Exchange Commission (the "Commission") on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Registrant fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer registration statement, or (d) a shelf registration statement or the registration statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement") is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (as defined) during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"). In the event of a Registration Default, the Registrant is required to pay Liquidated Damages to each holder of Transfer Restricted Securities for the period that the Registration Default continues, with respect to the first 90-day period immediately following the occurrence of such Registration Default, at a rate of 0.25% per annum on the principal amount of Transfer Restricted Securities held by such holder. Such interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period up to a maximum aggregate increase of 2.0% per annum until such Registration Defaults have been cured, at which time the interest rate borne by the Old Notes will be reduced to the original interest rate. See "Description of Senior Notes-Registration Rights; Liquidated Damages."
                                                   (Continued on following page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

                 THE DATE OF THIS PROSPECTUS IS         , 1997

  The Exchange Offer is being made to satisfy certain obligations of the Registrant under the Registration Rights Agreement, dated as of February 26, 1997, among the Registrant and the Initial Purchaser (the "Registration Rights Agreement"). Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon.

  Based on interpretations by the staff of the Commission with respect to similar transactions, including no action letters, the Registrant believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of its New Notes. A broker-dealer who acquired Old Notes directly from the Registrant can not exchange such Old Notes in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes acquired by the broker-dealer as a result of market-making activities or other trading activities. The Registrant has agreed that they will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period of 365 days after the Exchange Date (as defined) or, if earlier, until all participating broker-dealers have so resold. See "Plan of Distribution."

  The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture (as defined). For a more complete description of the terms of the New Notes, see "Description of Senior Notes." There will be no cash proceeds to the Registrant from the Exchange Offer. The New Notes will be senior unsecured indebtedness of Adelphia, will rank pari passu in right of payment with other unsubordinated indebtedness of Adelphia and senior in right of payment to all future subordinated indebtedness of Adelphia. The operations of Adelphia are conducted through its subsidiaries and, therefore, Adelphia is dependent on the earnings and cash flow of and distributions from its subsidiaries to meet its debt obligations, including its obligations with respect to the New Notes. Because the assets of its subsidiaries constitute substantially all of the assets of Adelphia, and because the subsidiaries will not guarantee the payment of principal of and interest on the New Notes, the claims of holders of the New Notes effectively will be subordinated to the claims of creditors of such entities. As of March 31, 1997, the New Notes would have been effectively subordinated to $1.2 billion of indebtedness of Adelphia's subsidiaries. As of March 31, 1997, the total indebtedness of Adelphia's subsidiaries to banks and institutions, on a consolidated basis, aggregated $1.2 billion.

  The Old Notes were originally issued and sold on February 26, 1997 in an offering of $350,000,000 aggregate principal amount (the "Offering," as defined). The Offering was exempt from registration under the Securities Act in reliance upon the exemptions provided by Rule 144A, Section 4(2) and Regulation S of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

  The Registrant has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer, and to the best of the Registrant's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer. Any person participating in the Exchange Offer who does not acquire the Exchange Notes in the ordinary course of business:
(i) cannot rely on the above referenced no action letters; (ii) cannot tender its Old Notes in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. The Exchange Offer will
expire at 5:00 p.m., New York City time, on         , 1997, unless extended
(as it may be so extended, the "Expiration Date"), provided that the Exchange Offer shall not be extended beyond 30 business days from the date of this Prospectus. The date of acceptance for exchange of the Old Notes for the New Notes (the "Exchange Date") will be the first business day following the Expiration Date. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

  Prior to this Exchange Offer, there has been no public market for the Senior Notes. The Old Notes have traded on the PORTAL Market. If a market for the New Notes should develop, the New Notes could trade at a discount from their initial offering price. The Company does not intend to apply for listing of the New Notes on any securities exchange or in any automated quotation system. There can be no assurance that an active trading market for the New Notes will develop.

                               ----------------

                             AVAILABLE INFORMATION

  The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Offer. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Exchange Offer, reference is made to such Registration Statement and the exhibits and schedules filed as part thereof. The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission upon payment of certain prescribed fees. Electronic registration statements made through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov), which is maintained by the Commission and which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE REGISTRANT ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES LAWS OF SUCH JURISDICTION.

                        INCORPORATION BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference: (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1997 which incorporates, in Items 7 and 8 to such Form 10-K, portions of Amendment No. 2 to Registration Statement No. 333-19327 of Olympus Communications, L.P. and Olympus Capital Corporation on Form S-4 (the "Form 10-K"); (b) Adelphia's amendment to Form 10-K filed July 29, 1997 (the "Form 10-K/A"); (c) Adelphia's

Current Report on Form 8-K for the event dated July 24, 1997; (d) Adelphia's Current Report on Form 8-K for the event dated July 7, 1997; (e) Adelphia's Current Report on Form 8-K for the event dated June 23, 1997; and (f) the descriptions of the Company's Common Stock contained in the registration statements filed under Section 12(g) of the 1934 Act, including any amendments or reports for the purpose of updating such description.

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MICHAEL C. MULCAHEY, DIRECTOR OF ACCOUNTING AND ASSISTANT TREASURER, ADELPHIA COMMUNICATIONS CORPORATION, MAIN AT WATER STREET, COUDERSPORT, PA 16915, TELEPHONE NUMBER 814-274-9830. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN 5 BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

                               PROSPECTUS SUMMARY

  The following information is qualified in its entirety by the more detailed information and financial statements appearing in this Prospectus or incorporated by reference herein. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included or incorporated by reference in this Prospectus, including Management's Discussion and Analysis of Financial Condition and Results of Operations, is forward-looking, such as information relating to the effects of future regulation, future capital commitments and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, technological developments and changes in the competitive environment in which the Company operates. Persons participating in this Exchange Offer are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, persons participating in this Exchange Offer should specifically consider the various factors which could cause actual events or results to differ materially from those indicated by such forward looking statements. Persons participating in this Exchange Offer should carefully consider the factors set forth herein under the caption "Risk Factors."

                                  THE COMPANY

  The Company is the seventh largest cable television operator in the United States. As of March 31, 1997, cable television systems owned or managed by the Company (the "Systems") in the aggregate passed 2,653,422 homes and served 1,868,440 basic subscribers. John J. Rigas, the Chairman, President, Chief Executive Officer and founder of Adelphia, has owned and operated cable television systems since 1952.

  The Company's owned cable systems (the "Company Systems") are located in ten states and are organized into seven regional clusters: Western New York, Virginia, Western Pennsylvania, New England, Eastern Pennsylvania, Ohio and Coastal New Jersey. The Company Systems are located primarily in suburban areas of large and medium-sized cities within the 50 largest television markets. As of March 31, 1997, the Company Systems passed 1,569,953 homes and served 1,138,414 basic subscribers.

  The Company also provides, for a fee, management and consulting services to certain partnerships and certain corporations engaged in the ownership and operation of cable television systems (the "Managed Partnerships"). John J. Rigas and certain members of his immediate family, including entities they own or control (collectively the "Rigas Family") have substantial ownership interests in the Managed Partnerships. As of March 31, 1997, cable systems (the "Managed Systems") owned by the Managed Partnerships passed 432,727 homes and served 313,266 basic subscribers.

  In addition to its wholly-owned cable operations, Adelphia has other significant investments including:

OLYMPUS COMMUNICATIONS, L.P.

  The Company owns a 50% voting interest and nonvoting Preferred Limited Partnership interests entitling the Company to a 16.5% preferred return in Olympus. Olympus is a joint venture limited partnership between the Company and subsidiaries of FPL Group, Inc. (together with its subsidiaries, "FPL Group"). Olympus is not a subsidiary of Adelphia or FPL Group. Olympus operates the largest contiguous cable system in Florida and is located in some of the fastest growing markets in Florida. As of March 31, 1997, the Olympus systems passed 650,742 homes and served 416,760 basic subscribers. The Company's investment in Olympus is accounted for under the equity method of accounting. On November 12, 1996, Olympus realized proceeds of $195,500,000 upon the issuance of $200,000,000 in aggregate principal amount of 10 5/8% Senior Notes due November 15, 2006. The net proceeds from such offering were used to reduce outstanding bank borrowings of Olympus' subsidiaries.

HYPERION TELECOMMUNICATIONS, INC.

  The Company owns an 88% interest in Hyperion Telecommunications, Inc. ("Hyperion"), a leading Competitive Local Exchange Carrier ("CLEC") that designs, constructs, operates and manages state-of-the-art, fiber optic networks and facilities. Hyperion operates one of the largest CLECs in the United States based upon route miles and buildings connected. Hyperion currently manages and operates 21 networks (including six under construction), serving 33 cities. As of March 31, 1997, these networks had approximately 3,461 route miles, approximately 1,270 buildings. Hyperion is consolidated in Adelphia's financial results and is currently an unrestricted subsidiary of Adelphia for purposes of Adelphia's indentures. On April 15, 1996, Hyperion realized net proceeds of $168,600,000 upon the issuance of $329,000,000 in aggregate principal amount of 13% Senior Discount Notes (the "Hyperion Senior Notes") due April 15, 2003 and 329,000 warrants to purchase an aggregate of 613,427 shares of common stock of Hyperion expiring April 1, 2001. Net proceeds from such offering were used to repay a portion of outstanding indebtedness owed to Adelphia, fund capital expenditures, working capital requirements, operating losses, pro rata investments in operating companies and pro rata equity investments.

EMPIRE SPORTS NETWORK AND BUFFALO SABRES NHL FRANCHISE AND MARINE MIDLAND ARENA

  Empire Sports Network ("Empire") is a majority-owned subsidiary of Adelphia operating a regional sports television network serving western and central New York. Empire's most popular programming is the Buffalo Sabres (the "Sabres") NHL team games and related coverage. As of March 31, 1997, Adelphia made $31,000,000 of preferred equity investments and loans to Niagara Frontier Hockey, L.P. ("Niagara L.P.") which holds the NHL Sabres franchise. The Company's investment in Niagara L.P. is accounted for under the cost method. Niagara L.P. also holds a two-thirds interest in the Marine Midland Arena complex, a recently opened $130,000,000 sports and entertainment facility capable of seating 18,500 people with 60 luxury suites. The complex holds a right of first refusal for hosting all arena events in Buffalo.

  Adelphia was incorporated in Delaware on July 1, 1986 for the purpose of reorganizing five cable television companies, then principally owned by the Rigas Family, into a holding company structure in connection with the initial public offering of Adelphia's Class A Common Stock. The Company's executive offices are located at Main at Water Street, Coudersport, Pennsylvania 16915, and its telephone number is (814) 274-9830.

RECENT DEVELOPMENTS

  $150 Million Offering of Notes and $150 Million Exchangeable Preferred Stock. On July 7, 1997, Adelphia announced the sale of $150,000,000 in 10 1/2% Senior Notes due 2004 to institutional investors in reliance on Rule 144A and 13% Series A Cumulative Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") with an aggregate liquidation preference of $150,000,000 to institutional investors in reliance on Rule 144A and to an affiliate of the family of John Rigas, Chairman of Adelphia. The non-interest terms of the 10 1/2% Senior Notes due 2004 will be similar to those of its existing publicly held senior debt.

  Adelphia also announced the sale of perpetual Series C Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") with an aggregate liquidation preference of $100,000,000 in a private placement to the Rigas family affiliate and Telesat Cablevision, Inc. ("Telesat"), a wholly owned subsidiary of FPL Group, Inc., a New York Stock Exchange company. The Convertible Preferred Stock will accrue dividends at the rate of 8 1/8% of the liquidation preference per annum, and will be convertible at $8.48 per share into an aggregate of

11,792,450 shares of Class A Common Stock of Adelphia. The Convertible Preferred Stock is redeemable at the option of Adelphia after three years from the date of issuance at a premium declining to par. The closing of the offerings of 10 1/2% Senior Notes due 2004 and Exchangeable Preferred Stock were both conditioned on the completion of the sale of the Convertible Preferred Stock.

  Acquisition of Cable Systems. On June 20, 1997, Adelphia acquired cable systems from Booth Communications Company serving 25,800 subscribers in the Virginia cities of Blacksburg and Salem. These systems were acquired for an aggregate purchase price of $54,500,000 comprised of 3,571,428 shares of Adelphia's Class A Common Stock and $29,500,000 cash. The acquisition was accounted for under the purchase method of accounting.

  Sale of Interest in Page Call. On June 11, 1997, the Company announced its agreement to sell its 49.9% ownership in Page Call, Inc. for a total of $16,500,000 payable in Series A Convertible Preferred Stock of Arch Communications Group, Inc. and cash. The Company expects to complete this transaction in 1997, subject to regulatory approvals.

  TCI Partnership. On June 6, 1997, Adelphia signed a letter of intent to establish a partnership into which Tele-Communications, Inc. ("TCI") will contribute its cable systems in Buffalo, New York; Erie, Pennsylvania; and Ashtabula and Lake County, Ohio, totaling 166,000 subscribers, and Adelphia will contribute its Western New York and Lorain, Ohio systems, totaling 298,000 subscribers. Upon closing of the transaction, TCI will hold a minority interest in the partnership. Adelphia will manage the partnership and expects to consolidate the partnership's results for financial reporting purposes. The venture will serve approximately 464,000 customers.

  Exchange of Cable Systems with Time Warner Cable. On May 20, 1997, Adelphia and its affiliates and Timer Warner Cable companies entered into agreements involving a trade of cable systems in seven states covering approximately 250,000 subscribers, an exchange of interests in four Competitive Local Exchange Carrier ("CLEC") networks in New York state, and cash. Adelphia will exchange its systems serving 67,600 subscribers primarily in the Mansfield, Ohio area for systems owned by Time Warner Cable companies serving 72,400 subscribers adjacent to systems owned or managed by Adelphia in Virginia, New England and New York. Also, Hyperion has agreed with a Time Warner company to an exchange of interests in four CLEC networks in New York. In this transaction, Hyperion will increase its interests in its Buffalo and Syracuse CLEC networks to 50% and 100%, respectively, and will eliminate its interests in the Albany and Binghamton networks. Certain affiliates managed by Adelphia will exchange systems serving 49,700 subscribers in Syracuse, New York and Henderson, North Carolina for Time Warner cable systems serving 57,900 subscribers adjacent to systems owned or managed by Adelphia in western Pennsylvania and Virginia. Consummation of this transaction is subject to certain closing conditions and regulatory approval.

                               THE EXCHANGE OFFER

Securities Offered..........  Up to $350,000,000 aggregate principal amount of 9 7/8% Series B Senior Notes due 2007 of the Company (the "New Notes," and collectively with the Old Notes, the "Senior Notes"). The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions, registration rights and liquidated damages ("Liquidated Damages") for Registration Defaults relating to the Old Notes which will not apply to the New Notes. See "Description of Senior Notes."

The Exchange Offer..........
                              The Registrant is offering to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. See "The Exchange Offer" for a description of the procedures for tendering Old Notes. The Exchange Offer satisfies the registration obligations of the Registrant under the Registration Rights Agreement. Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon.

Tenders, Expiration Date;     The Exchange Offer will expire at 5:00 p.m.,
 Withdrawal.................  New York City time, on         , 1997, or
                              such later date and time to which it is
                              extended, provided that the Exchange Offer shall not be extended beyond 30 business days from the date of this Prospectus. Tender of Old Notes pursuant to the Exchange Offer may be withdrawn and retendered at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the Exchange
                              Offer.

Federal Income Tax            The Exchange Offer will not result in any
Considerations..............  income, gain or loss to the holders of Senior
                              Notes or the Company for federal income tax purposes. See "Certain Federal Income Tax
                              Considerations."

Use of Proceeds.............  There will be no proceeds to the Company from the exchange of New Notes for the Old Notes pursuant to the Exchange Offer.

Exchange Agent..............  Bank of Montreal Trust Company, the Trustee
                              under the Indenture, is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer.

  CONSEQUENCES OF EXCHANGING OR FAILURE TO EXCHANGE OLD NOTES PURSUANT TO THE
                                 EXCHANGE OFFER

  Generally, holders of Old Notes (other than any holder who is an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer their New Notes for resale, resell their New Notes, and otherwise transfer their New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holder's business, such holders have no arrangement with any person to participate in a distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer who acquired Old Notes directly from the Registrant can not exchange such Old Notes in the Exchange Offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of its New Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company is required, under the Registration Rights Agreement, to register the New Notes in any jurisdiction requested by the holders, subject to certain limitations. Upon consummation of the Exchange Offer, holders that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes, and accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange."

                      SUMMARY DESCRIPTION OF SENIOR NOTES

Issuer................................ Adelphia Communications Corporation

Securities Offered.................... Up to $350,000,000 principal amount of 9 7/8% Series B Senior Notes due
                                       2007 of the Registrant (the "New
                                       Notes," and collectively with the
                                       Old Notes, the "Senior Notes"). The
                                       terms of the New Notes and the Old
                                       Notes are substantially identical
                                       in all material respects, except
                                       for certain transfer restrictions,
                                       registration rights and Liquidated
                                       Damages for Registration Defaults
                                       relating to the Old Notes which
                                       will not apply to the New Notes.
                                       See "Description of Senior Notes."

Maturity Date......................... The Senior Notes will mature on
                                       March 1, 2007.

Interest.............................. The Senior Notes will bear interest at a rate of 9 7/8% per annum,
                                       payable semi-annually, in cash on
                                       March 1 and September 1 each year,
                                       commencing September 1, 1997.

Redemption............................ The Senior Notes will not be redeemable prior to maturity and
                                       will not be subject to any
                                       mandatory redemption or sinking
                                       fund payments.

Ranking...............................
                                       The Senior Notes are unsecured
                                       indebtedness of Adelphia ranking
                                       pari passu with other
                                       unsubordinated indebtedness of
                                       Adelphia and senior in right of
                                       payment to any future subordinated
                                       indebtedness of Adelphia. The
                                       operations of Adelphia are
                                       conducted through Adelphia's
                                       subsidiaries and, therefore,
                                       Adelphia is dependent on the
                                       earnings and cash flow of and
                                       distributions from its subsidiaries
                                       to meet its debt obligations,
                                       including its obligations with
                                       respect to the Senior Notes.
                                       Because the assets of its
                                       subsidiaries and other investments
                                       constitute substantially all of the
                                       assets of Adelphia, and because
                                       those subsidiaries and other
                                       investments will not guarantee the
                                       payment of principal of and
                                       interest on the Senior Notes, the
                                       claims of holders of the Senior
                                       Notes effectively will be
                                       subordinated to the claims of
                                       creditors of such entities. As of
                                       March 31, 1997, the Senior Notes
                                       would have been effectively
                                       subordinated to $1.2 billion of
                                       indebtedness of Adelphia's
                                       subsidiaries. As of March 31, 1997
                                       the total indebtedness of
                                       Adelphia's subsidiaries to banks
                                       and institutions, on a consolidated
                                       basis, aggregated $1.2 billion and
                                       total trade payables as of such
                                       date were $57 million. The
                                       Company's ability to access the
                                       cash flow of its subsidiaries is
                                       subject to significant contractual
                                       restrictions. In addition,

                                       Olympus has substantial leverage.
                                       See "Risk Factors--Holding Company
                                       Structure; Restrictive Covenants"
                                       and "Description of Senior Notes."

Certain Covenants..................... The Indenture for the Senior Notes
                                       (the "Indenture") contains certain
                                       restrictions on, among other
                                       things, the incurrence of
                                       indebtedness, mergers and sales of
                                       assets, a change of control, the
                                       payment of dividends on, or the
                                       repurchase of, capital stock of
                                       Adelphia and certain other
                                       restricted payments by Adelphia and
                                       its restricted subsidiaries and
                                       certain transactions with and
                                       investments in affiliates. The
                                       Indenture permits Adelphia's
                                       subsidiaries to incur substantial
                                       additional indebtedness.

Change of Control..................... In the event of a Change of Control
                                       (as defined herein), the Holders of
                                       the Senior Notes will have the
                                       right to require the Company to
                                       purchase their Senior Notes at a
                                       price equal to 100% of the
                                       aggregate principal amount thereof,
                                       plus accrued and unpaid interest
                                       and Liquidated Damages thereon, if
                                       any, to the date of purchase. There
                                       can be no assurance that the
                                       Company will have adequate
                                       financial resources to effect a
                                       required repurchase of the Senior
                                       Notes upon a Change in Control. The
                                       Company's failure to make a
                                       required repurchase of the Senior
                                       Notes upon a Change in Control
                                       would be an Event of Default under
                                       the Indenture.

                                  RISK FACTORS

  Prospective participants in the Exchange Offer should consider all of the information contained in this Prospectus in connection with the Exchange Offer. In particular, prospective participants should consider the factors set forth herein under "Risk Factors."

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business in connection with the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission with respect to similar transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer who acquired Old Notes directly from the Registrant can not exchange such Old Notes in the Exchange Offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of its New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes acquired by the broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period of 365 days after the Exchange Date or, if earlier, until all participating broker-dealers have so resold. See "Plan of Distribution." The New Notes may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The Registrants are required, under the Registration Rights Agreement, to register the New Notes in any jurisdiction requested by the holders, subject to certain limitations.

SUBSTANTIAL LEVERAGE

  The Company is highly leveraged and has incurred substantial indebtedness to finance acquisitions and expansion of its operations and, to a lesser extent, for investments in and advances to affiliates. At March 31, 1997, the Company's total indebtedness aggregated approximately $2,544,039,000, which included approximately $1,179,547,000 of subsidiary bank and institutional debt, $189,820,000 of Hyperion debt and capital lease obligations and approximately $1,174,672,000 of indebtedness of the Company. The Company's total debt has varying maturities to 2007, including an aggregate of approximately $796,891,000 maturing on or prior to March 31, 2002. The Company has maintained its public long-term debt at the holding company level and unrestricted subsidiaries while borrowing in the private debt markets (e.g., bank and insurance company debt) through the Company's wholly-owned subsidiaries. The Company's subsidiary financings are effected through separate borrowing groups, and substantially all of the indebtedness in these borrowing groups is non-recourse to Adelphia. The subsidiary credit arrangements have varied revolving credit and term loan periods and contain separately-negotiated covenants relating to, among other things, cross-defaults and the incurrence of additional debt for each borrowing group. In addition, Olympus has substantial leverage. The high level of the Company's indebtedness will have important consequences to holders of the Senior Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for general corporate purposes or for capital improvements; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or for capital improvements may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K.

NET LOSSES AND STOCKHOLDERS' DEFICIENCY

  The total stockholders' deficiency at March 31, 1996 and at March 31, 1997 was $1,128,239,000 and $1,253,881,000, respectively. The stockholders' deficiency generally has resulted from the Company's reported net losses which have been caused primarily by high levels of depreciation and amortization and interest expense. The Company reported net losses of approximately $106,284,000, $119,894,000 and $130,642,000, for the years ended March 31,
1995, 1996 and 1997, respectively. The Company expects to continue to incur significant net losses for the next several years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K.

  For the year ended March 31, 1996 and March 31, 1997, the Company's earnings were insufficient to cover its fixed charges by $78,189,000 and $61,848,000, respectively. However, such amounts reflect non-cash charges totalling $127,319,000 and $165,426,000, respectively, consisting of depreciation, amortization, and non-cash interest expense on certain indebtedness of the Company. Historically, the Company's cash generated from operating activities and borrowings has been sufficient to meet its requirements for debt service, working capital, capital expenditures, and investments in and advances to affiliates and the Company has depended on the availability of additional borrowings to meet its liquidity requirements. The Company believes that it will continue to generate cash and obtain financing sufficient to meet such requirements. However, the Company's ability to incur additional indebtedness is limited by covenants in its indentures and its subsidiary credit agreements. Adelphia expects that it will be required to refinance the Senior Notes prior to their maturity. Although in the past the Company has been able both to refinance its indebtedness and to obtain new financing, there can be no assurance that the Company would be able to do so in the future or that, if the Company were able to do so, the terms available would be favorable to the Company. In the event that the Company were unable to refinance its indebtedness or obtain new financing under these circumstances, the Company would likely have to consider various options such as the sale of certain assets to meet its required debt service, negotiation with its lenders to restructure applicable indebtedness or other options available to it under applicable law. There can be no assurance that any such options would yield net proceeds sufficient to repay the Senior Notes in full. See "Selected Consolidated Financial Data" contained herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K.

HOLDING COMPANY STRUCTURE; RESTRICTIVE COVENANTS

  As a holding company, Adelphia holds no significant assets other than its investments in and advances to its subsidiaries and other investments. Adelphia's ability to make interest and principal payments when due to holders of debt of Adelphia is dependent upon the receipt of sufficient funds from its subsidiaries or other investments. Under the terms of various debt agreements between the Adelphia subsidiaries and other investments and their respective lending institutions, upon the occurrence of an event of default (including certain cross-defaults resulting from defaults under Adelphia's debt agreements) or unless certain financial performance tests are met, the Adelphia subsidiaries and other investments are restricted from distributing funds to Adelphia. The Indenture governing the Senior Notes will not restrict the Company's subsidiaries or other investments from contractually restricting their ability to pay dividends to the Company in the future. In addition, because Adelphia's subsidiaries and other investments do not guarantee the payment of principal of and interest on debt of Adelphia, the claims of holders of such debt effectively will be subordinated to the claim of creditors of such entities. At March 31, 1997, the total amount of long-term debt of such subsidiaries was $1,179,547,000. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and "Description of Senior Notes" contained herein.

  The agreements governing the bank debt of the Company's subsidiaries (the "Subsidiary Bank Agreements") contain, among other covenants, requirements that Adelphia's subsidiaries maintain specified financial ratios, including maximum leverage and minimum interest coverage. The ability of a subsidiary to comply with such provisions may be affected by events that are beyond Adelphia's control. The breach of any of these covenants could result in a default by a subsidiary under its Subsidiary Bank Agreement. In the event of any such default, lenders party to that Subsidiary Bank Agreement could elect to declare all amounts borrowed under that Subsidiary Bank Agreement, together with accrued interest and other fees, to be due and payable. If the indebtedness under a Subsidiary Bank Agreement were to be accelerated, all indebtedness outstanding under such Subsidiary Bank Agreement would be required to be paid in full before such subsidiary would be permitted to distribute any assets or cash to Adelphia. There can be no assurance that the assets of Adelphia and its subsidiaries would be sufficient to repay all borrowings under the Subsidiary Bank Agreements and indebtedness owed to the other creditors of such subsidiaries in full. In addition, as a result of these covenants, the ability of Adelphia's subsidiaries to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and Adelphia may be prevented from engaging in transactions that might otherwise be considered beneficial to Adelphia.

POTENTIAL CONFLICTS OF INTEREST

  The Rigas Family holds substantially all of Adelphia's Class B Common Stock and 91.8% of the combined voting power of both classes of Adelphia's Common Stock and has the power to elect seven of eight members of Adelphia's Board of Directors. John J. Rigas and the other executive officers of Adelphia (including other members of the Rigas Family) hold direct and indirect ownership interests in the Managed Partnerships, which are managed by the Company for a fee. Subject to the restrictions contained in the Business Opportunity Agreement regarding future acquisitions, Rigas Family members and the executive officers are free to continue to own these interests and acquire additional interests in cable television systems. Such activities could present a conflict of interest with the Company in the allocation of management time and resources of the executive officers. In addition, there have been and will continue to be transactions between the Company and the executive officers or other entities in which the executive officers have ownership interests or with which they are affiliated. The Indenture for the Senior Notes and indentures under which the 9 7/8% Debentures, 11 7/8% Debentures, 9 1/2% Notes, 12 1/2% Notes and 10 1/4% Notes of Adelphia were issued contain covenants that place certain restrictions on transactions between the Company and its affiliates. See "Certain Relationships and Related Transactions" in the Form 10-K and "Description of Senior Notes--Covenants-- Limitation on Transactions with Affiliates."

COMPETITION

  The cable television systems owned by the Company compete with other communications and entertainment media as well as other means of video distribution including Direct Broadcast Satellite Systems ("DBS") and Multichannel Multipoint Distribution Systems ("MMDS"). Several companies recently have launched or have announced their intention to launch, DBS services that compete with the Company for multichannel video entertainment customers. In addition, some of the Regional Bell Operating Companies (the "RBOCs") and other local telephone companies are in the process of entering the video-to-home business and several have expressed their intention to enter the video-to-home business. In addition, some RBOCs and local telephone companies have in place facilities which are capable of delivering cable television service.

  In addition, the Telecommunications Act of 1996 (the "1996 Act") has repealed the cable/telephone cross-ownership plan, and telephone companies will now be permitted to provide cable television service within their service areas. Certain of such potential service providers have greater financial resources than the Company, and in the case of local exchange carriers seeking to provide cable service within their service areas, have an installed plant and switching capabilities, any of which could give them competitive advantages with respect to cable television operators such as the Company. The Company cannot predict either the extent to which competition will materialize or, if such competition materializes, the extent of its effect on the Company. See "Business--Competition" in the Form 10-K and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Form 10-K.

  The Company also faces competition from other communications and entertainment media, including conventional off-air television broadcasting services, newspapers, movie theaters, live sporting events and home video products. The Company cannot predict the extent to which competition may affect the Company. See "Business--Competition" and "--Legislation and Regulation" in the Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory and Competitive Matters" in the Form 10-K.

NEED FOR ADDITIONAL FINANCING

  The Company's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for, among other things, upgrade of the Company's cable plant (including the need to make cable system upgrades mandated by franchise authorities), the offering of new services and the servicing, repayment or refinancing of its indebtedness. The Company will require significant additional financing, through debt and/or equity issuances, to meet its capital expenditure plans and to pay its debt obligations. There can be no assurance that Adelphia will be able to issue additional debt or obtain additional equity capital on satisfactory terms, or at all, to meet its future financing needs. See "Business--Technological Developments" in the Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K.

REGULATION IN THE TELECOMMUNICATIONS INDUSTRY

  The cable television industry is subject to extensive regulation at the federal, state and local levels, and many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") significantly expanded the scope of cable television regulation. In particular, pursuant to the 1992 Cable Act, the Federal Communications Commission (the "FCC") adopted regulations that limit the Company's ability to set and increase rates for the Company's basic and cable programming service ("CPS") packages and for the provision of cable television-related equipment. The 1992 Cable Act permits certified local franchising authorities to order refunds of rates paid in the previous twelve-month period determined to be in excess of the permitted reasonable rates. It is possible that rate reductions or refunds of previously collected fees may be required in the future.

  The 1996 Act, which became law on February 8, 1996, materially alters federal, state and local laws and regulations pertaining to cable television, telecommunications and other related services and, in particular, substantially amends the Communications Act of 1934 (the "Communications Act"). Certain provisions of the 1996 Act could materially affect the growth and operation of the cable television industry and the cable services provided by the Company. Although the new legislation may substantially lessen certain regulatory burdens, the cable television industry may be subject to additional competition as a result. See "Business--Competition." There are numerous rulemakings that have been and continue to be undertaken by the FCC which will interpret and implement the provisions of the 1996 Act. In addition, certain provisions of the new legislation (such as the deregulation of rates for CPS packages) will not immediately be effective. Furthermore, certain provisions of the 1996 Act have been, and likely will be, subject to judicial challenge. The Company is unable at this time to predict the outcome of such rulemakings or litigation or the short and long-term effect (financial or otherwise) of the 1996 Act and FCC rulemakings on the Company.

  The cable television industry is subject to state and local regulations and the Company must comply with rules of the local franchising authorities to retain and renew its cable franchises, among other matters. There can be no assurances that the franchising authorities will not impose new and more restrictive requirements as a condition to franchise renewal.

  Although the 1996 Act eliminates many legal barriers to entry (i.e., telephone companies entering the cable industry and cable companies entering the telephone industry), the Company cannot assure that rules adopted by the FCC or state regulators or other legislative or judicial initiatives relating to the telecommunications industry will not have a material adverse effect on the Company. In addition, the 1996 Act removes entry barriers for all companies and could increase substantially the number of competitors offering comparable services in the Company's potential markets. See "Legislation and Regulation" in the Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory and Competitive Matters" in the Form 10-K.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES; POSSIBLE VOLATILITY OF NOTE PRICE

  Prior to the Exchange Offer, there has been no public market for the Old Notes. The Company does not intend to apply for listing of the Senior Notes on any securities exchange or for inclusion of the Senior Notes in any automated quotation system, but the Initial Purchaser has applied to the National Association of Securities Dealers, Inc. to have the Senior Notes designated as a PORTAL security. Although the Company has been advised by the Initial Purchaser that it currently intends to make a market in the Senior Notes, it is not obligated to do so and any such market making activities may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Senior Notes. If a market for the Senior Notes were to develop, the Senior Notes could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Senior Notes. There can be no assurance that, if a market for the Senior Notes were to develop, such a market would not be subject to similar disruptions.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  On February 26, 1997, the Registrant issued $350,000,000 aggregate principal amount of Old Notes to Smith Barney Inc., the Initial Purchaser. The issuance was not registered under the Securities Act in reliance upon the exemption under Rule 144A, Section 4(2) and Regulation S of the Securities Act. In connection with the issuance and sale of the Old Notes, the Registrant entered into a Registration Rights Agreement with the Initial Purchaser dated as of February 26, 1997 (the "Registration Rights Agreement"), which requires the Registrant to cause the Old Notes to be registered under the Securities Act or to file with the Commission a registration statement under the Securities Act with respect to an issue of new notes of the Registrant identical in all material respects to the Old Notes, and use its best efforts to cause such registration statement to become effective under the Securities Act and, upon the effectiveness of that registration statement, to offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Registrant's obligations thereunder.

  Based on no-action letters issued by the staff of the Commission to third parties, the Registrant believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer who acquired Old Notes directly from the Registrant can not exchange such Old Notes in the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Registrants will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined herein). The Registrant will issue a principal amount of New Notes in exchange for an equal principal amount of outstanding Old Notes tendered and accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. The date of acceptance for exchange of the Old Notes for the New Notes (the "Exchange Date") will be the first business day following the Expiration Date.

  The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions, registration rights and Liquidated Damages for Registration Defaults relating to the Old Notes which will not apply to the New Notes. See "Description of Senior Notes." The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture pursuant to which the Old Notes were issued.

  As of the date of this Prospectus, $350,000,000 aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders.

  Holders of Old Notes do not have any appraisal or dissenters' rights under state law or the Indenture in connection with the Exchange Offer. The Registrant intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered and were not prohibited from being tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and to be subject to transfer restrictions, but will not be entitled to any rights or benefits under the Registration Rights Agreement.

  Upon satisfaction or waiver of all the conditions to the Exchange Offer, on the Exchange Date the Registrant will accept all Old Notes properly tendered and not withdrawn and will issue New Notes in exchange therefor. For purposes of the Exchange Offer, the Registrant shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Registrant had given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the Registrant.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Registrant reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes or substitute Old Notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Registrant will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date," shall mean 5:00 p.m., New York City time, on
    , 1997, unless the Registrant, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended; provided that the Exchange Offer shall not be extended beyond 30 business days after the date of this Prospectus.

  In order to extend the Expiration Date, the Registrant will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

  The Registrant reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Registrant to constitute a material change, the Registrant will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Old Notes of such amendment.

  Without limiting the manner in which the Registrant may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Registrant shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

  New Notes will bear interest at the rate of 9 7/8% per annum, payable semi-annually, in cash, on March 1 and September 1 of each year, commencing September 1, 1997.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Registrant will not be required to exchange any New Notes for any Old Notes, and may terminate or amend the Exchange Offer before the acceptance of any Old Notes for exchange, if:

  (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which seeks to restrain or prohibit the Exchange Offer or, in the Registrant's judgment, would materially impair the ability of the Registrant to proceed with the Exchange Offer; or

  (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule, order or regulation is interpreted, by any government or governmental authority which, in the Registrant's judgment, would materially impair the ability of the Registrant to proceed with the Exchange Offer; or

  (c) the Exchange Offer or the consummation thereof would otherwise violate or be prohibited by applicable law.

  If the Registrant determines in its sole discretion that any of these conditions is not satisfied, the Registrant may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Old Notes to withdraw their tendered Old Notes, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Registrant will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Registrant will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

  The foregoing conditions are for the sole benefit of the Registrant and may be asserted by the Registrant regardless of the circumstances giving rise to any such condition or may be waived by the Registrant in whole or in part at any time and from time to time in their sole discretion. The failure by the Registrant at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Registrant concerning the events described above shall be final and binding on all parties.

PROCEDURES FOR TENDERING

  The tender of Old Notes by a holder as set forth below and the acceptance thereof by the Registrant will constitute an agreement between such holder and the Registrant in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must (i) complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date, or (ii) comply with the guaranteed delivery procedures described below. Delivery of all documents must be made to the Exchange Agent at its address set forth herein.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE REGISTRANTS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering of such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any Eligible Institution (as defined) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes, with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Registrant, evidence satisfactory to the Registrant of their authority to so act must be submitted with the Letter of Transmittal.

  Any financial institution that is a participant in the book-entry transfer facility for the Old Notes, the Depository Trust Company ("DTC"), may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be, or be deemed to be, transmitted to and received and confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Registrant in its sole discretion, which determination will be final and binding. The Registrant reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Registrant's acceptance of which would, in the opinion of counsel for the Registrant, be unlawful. The Registrant also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Registrant's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Registrant shall determine. Although the Registrant intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Registrant, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Registrant reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each holder will also represent to the Registrant (i) that the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) that neither the holder nor any such person has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Registrant, or that if it is an "affiliate," it will comply with the registration and prospective delivery requirements of the Securities Act to the extent applicable.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedures for book-entry transfer of Old Notes to the Exchange Agent's account with DTC prior to the Expiration Date, may effect a tender if:

  (a) The tender is made through an Eligible Institution;

  (b) On or prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes (if possible) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business trading days after the Expiration Date, (i) the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, or (ii) that book-entry transfer of such Old Notes into the Exchange Agent's account at DTC will be effected and confirmation of such book-entry transfer will be delivered to the Exchange Agent; and

  (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal, or confirmation of book-entry transfer of the Old Notes into the

     Exchange Agent's account at DTC, are received by the Exchange Agent within five business trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer:

  The holder tendering Old Notes exchanges, assigns and transfers the Old Notes to the Registrant and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The holder represents and warrants to the Registrant and the Exchange Agent that (i) it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire the New Notes in exchange for the Old Notes, (ii) when the Old Notes are accepted for exchange, the Registrant will acquire good and unencumbered title to the Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, (iii) it will, upon request, execute and deliver any additional documents deemed by the Registrant to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes and (iv) acceptance of any tendered Old Notes by the Registrant and the issuance of New Notes in exchange therefor will constitute performance in full by the Registrant of its obligations under the Registration Rights Agreement and the Registrant will have no further obligations or liabilities thereunder to such holders (except with respect to accrued and unpaid Liquidated Damages, if any). All authority conferred by the holder will survive the death or incapacity of the holder and every obligation of the holder will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the holder.

  Each holder will also certify that it (i) is not an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act or that, if it is an "affiliate," it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) is acquiring the New Notes in the ordinary course of its business and (iii) has no arrangement with any person or intent to participate in, and is not participating in, the distribution of the New Notes.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, facsimile transmission or letter indicating notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes or otherwise comply with DTC's procedures. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Registrant, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

UNTENDERED OLD NOTES

  Holders of Old Notes whose Old Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Registrant will have no further obligations to such holders, other than the Initial Purchaser, to provide for the registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

EXCHANGE AGENT

  Bank of Montreal Trust Company, the Trustee under the Indenture, has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

   By Registered or Certified Mail,                 By Facsimile:
    by hand or by Overnight Courier        Bank of Montreal Trust Company
    Bank of Montreal Trust Company      Attention: Corporate Trust Department
            77 Water Street                        (212) 701-7684
          New York, NY 10005                    Confirm by Telephone:
 Attention: Corporate Trust Department             (212) 701-7653

  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Registrant. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers, regular employees or agents of the Registrant and its affiliates.

  The Registrant has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Registrant, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and will pay the reasonable fees and expenses of holders in delivering their Old Notes to the Exchange Agent.

  The cash expenses of the Registrant to be incurred in connection with the Registrant's performance and completion of the Exchange Offer will be paid by the Registrant. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

  The Registrant will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Registrant does not intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission with respect to similar transactions, the Registrant believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, the holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of its New Notes. See "Plan of Distribution." The New Notes may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The Registrant is required, under the Registration Rights Agreement, to register the New Notes in any jurisdiction requested by the holders, subject to certain limitations.

OTHER

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  Upon consummation of the Exchange Offer, holders of the Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. However, in the event the Company fails to consummate the Exchange Offer or a holder of Old Notes notifies the Company in accordance with the Registration Rights Agreement that it will be unable to participate in the Exchange Offer due to circumstances delineated in the Registration Rights Agreement, then the holder of the Old Notes will have certain rights to have such Old Notes registered under the Securities Act pursuant to the Registration Rights Agreement and subject to conditions contained therein.

  The Registrant has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer, and to the best of the Registrant's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer. In this regard, the Registrant will make each person participating in the Exchange Offer aware (through this Prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resale, any holder using the Exchange Offer to participate in a distribution of New Notes to be acquired in the registered Exchange Offer (i) may not rely on the staff position enunciated in Morgan Stanley and Co. Inc. (avail. June 5, 1991) and Exxon Capital Holding Corp. (avail. May 13, 1988) or similar letters and (ii) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes as reflected in the Registrant's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized by the Registrant. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

                                USE OF PROCEEDS

  The net proceeds of the Offering, after deducting offering expenses, were approximately $340,000,000. Of this amount approximately $209,000,000 was contributed to Adelphia subsidiaries and used to repay revolving credit facilities of such subsidiaries, all of which may be reborrowed and used for general corporate purposes of such subsidiaries and $131,000,000 was used by Adelphia to purchase, redeem or otherwise retire a portion of the 12 1/2% Senior Notes due 2002 of Adelphia. As of December 31, 1996, the effective interest rates charged on subsidiary credit facilities ranged from 6.50% to 11.85%.

  Adelphia will not receive any proceeds from the Exchange Offer.

                                CAPITALIZATION

                          (DOLLARS IN THOUSANDS)

  The following table sets forth the capitalization of the Company as of March 31, 1997, on an actual and as- adjusted basis to reflect the sale of $150,000 of 10 1/2% Senior Notes (the "Notes") and $150,000 of 13% Series A Cumulative Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") offered in July 1997 and the concurrent sale of the Convertible Preferred Stock. This table should be read in conjunction with Adelphia's consolidated financial statements and related notes thereto included in the Form 10-K.

                                                         MARCH 31, 1997
                                                   ----------------------------
                                                     ACTUAL     AS ADJUSTED (B)
                                                   -----------  ---------------
Long-term debt including current maturities (a):
  Notes of Subsidiaries to banks.................. $   813,200    $   714,700
  Notes of Subsidiaries to institutions...........     346,300         62,300
  Other Debt......................................      20,047         20,047
                                                   -----------    -----------
   Total Subsidiary Bank and Institutional Debt...   1,179,547        797,047
                                                   -----------    -----------
  13% Senior Discount Notes of Hyperion due 2003..     187,173        187,173
  Other Hyperion Debt.............................       2,647          2,647
                                                   -----------    -----------
   Total Hyperion Debt............................     189,820        189,820
                                                   -----------    -----------
    Total Subsidiaries' Debt......................   1,369,367        986,867
                                                   -----------    -----------
  10 1/2% Senior Notes due 2004...................          --        150,000
  9 7/8% Senior Notes due 2007....................     347,274        347,274
  12 1/2% Senior Notes due 2002...................     277,385        277,385
  10 1/4% Senior Notes due 2000...................      99,322         99,322
  11 7/8% Senior Debentures due 2004..............     124,539        124,539
  9 7/8% Senior Debentures due 2005...............     128,255        128,255
  9 1/2% Senior Pay-In-Kind Notes due 2004........     197,897        197,897
                                                   -----------    -----------
  Total Parent Debt...............................   1,174,672      1,324,672
                                                   -----------    -----------
    Total long-term debt including current
     maturities...................................   2,544,039      2,311,539
                                                   -----------    -----------
Series A cumulative exchangeable preferred stock,
 $.01 par value, 1,500,000 shares authorized and
 1,500,000 shares outstanding, as adjusted
 (aggregate liquidation preference $150,000)......          --        147,750
Series B cumulative exchangeable preferred stock,
 $.01 par value, 1,500,000 shares authorized and
 none outstanding.................................          --             --
Stockholders' equity (deficiency):
  Series C cumulative convertible preferred stock,
   $.01 par value, 100,000 shares authorized and
   100,000 shares outstanding, as adjusted; each
   share of preferred stock convertible into
   117.9245 shares of Class A Common Stock at the
   option of the holder (aggregate liquidation
   preference $100,000)...........................          --         97,000
  Class A Common Stock, $.01 par value,
   200,000,000 shares authorized and 16,130,880
   shares outstanding.............................         161            161
  Class B Common Stock, $.01 par value, 25,000,000
   shares authorized and 10,944,476 shares
   outstanding....................................         109            109
  Additional paid-in capital......................     219,408        219,408
  Accumulated deficit.............................  (1,473,559)    (1,484,559)
                                                   -----------    -----------
    Total stockholders' equity (deficiency).......  (1,253,881)    (1,167,881)
                                                   -----------    -----------
     Total capitalization......................... $ 1,290,158    $ 1,291,408
                                                   ===========    ===========

--------

(a) Reference is made to Note 3 to Adelphia's consolidated financial statements in the Form 10-K, for a description of Notes of Subsidiaries to Banks and Institutions. See "The Company--Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Form 10-K .

(b) Gives effect to the application of the net proceeds of approximately $393,500 from the Offerings of the Notes and the Exchangeable Preferred Stock and the sale of the Convertible Preferred Stock to the repayment of Notes of Subsidiaries to institutions of $284,000 plus a premium of approximately $11,000 and the repayment of Notes of Subsidiaries to Banks of approximately $98,500.

  SELECTED CONSOLIDATED FINANCIAL DATA (DOLLARS IN THOUSANDS EXCEPT PER SHARE
                                   AMOUNTS)

  The selected consolidated financial data as of and for each of the five years in the period ended March 31, 1997 have been derived from the audited consolidated financial statements of the Company. These data should be read in conjunction with the consolidated financial statements and related notes thereto for each of the three years in the period ended March 31, 1997 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Form 10-K which is incorporated herein by reference. The statement of operations data with respect to fiscal years ended March 31, 1993 and 1994, and the balance sheet data at March 31, 1993, 1994 and 1995, have been derived from audited consolidated financial statements of the Company not included in the Form 10-K. The statements of operations and balance sheet data as of and for each of the four years ended March 31, 1997 of Hyperion have been derived from audited consolidated financial statements of Hyperion not included in the Form 10-K. The unaudited information of Hyperion for the fiscal year ended March 31, 1993 is derived from other Hyperion information.

                                        YEAR ENDED MARCH 31,
                          -----------------------------------------------------
                            1993       1994       1995       1996       1997
                          ---------  ---------  ---------  ---------  ---------
STATEMENTS OF OPERATIONS
 DATA:
Revenues................  $ 305,222  $ 319,045  $ 361,505  $ 403,597  $ 472,778
Direct Operating and
 Programming Expenses...     82,377     90,547    106,993    124,116    148,982
Selling, General and
 Administrative
 Expenses...............     49,468     52,801     63,487     68,357     81,763
Depreciation and
 Amortization...........     90,406     89,402     97,602    111,031    124,066
Rate Regulation Charge..         --         --         --      5,300         --
                          ---------  ---------  ---------  ---------  ---------
Operating Income .......     82,971     86,295     93,423     94,793    117,967
Interest Income from
 Affiliates.............      5,216      9,188     11,112     10,623      8,367
Other Income (Expense)..      1,447       (299)     1,453         --         --
Priority Investment In-
 come from Olympus......     22,300     22,300     22,300     28,852     42,086
Cash Interest Expense...   (164,695)  (180,456)  (180,942)  (194,403)  (199,332)
Noncash Interest
 Expense................       (164)    (1,680)   (14,756)   (16,288)   (41,360)
Equity in Loss of Joint
 Ventures...............    (46,841)   (30,054)   (44,349)   (46,257)   (59,169)
Gain on Sale of
 Investments............         --         --         --         --     12,151
                          ---------  ---------  ---------  ---------  ---------
Loss before Income
 Taxes, Extraordinary
 Loss and Cumulative
 Effect of Change in
 Accounting Principle
 (a)....................    (99,766)   (94,706)  (111,759)  (122,680)  (119,290)
Income Tax (Expense)
 Benefit................     (3,143)    (2,742)     5,475      2,786        358
                          ---------  ---------  ---------  ---------  ---------
Loss before
 Extraordinary Loss and
 Cumulative Effect of
 Change in Accounting
 Principle..............   (102,909)   (97,448)  (106,284)  (119,894)  (118,932)
Extraordinary Loss on
 Early Retirement of
 Debt...................    (14,386)     (752)         --         --    (11,710)
Cumulative Effect of
 Change in
 Accounting for Income
 Taxes (a)..............    (59,500)   (89,660)        --         --         --
                          ---------  ---------  ---------  ---------  ---------
Net Loss................  $(176,795) $(187,860) $(106,284) $(119,894) $(130,642)
                          =========  =========  =========  =========  =========
Ratio of Earnings
 Available to Cover
 Fixed
 Charges (f)............         --         --         --         --         --
Loss per weighted
 average share of common
 stock before
 extraordinary loss and
 cumulative effect of
 change in accounting
 principle .............  $   (6.80) $   (5.66) $   (4.32) $   (4.56) $   (4.50)
Net loss per weighted
 average share of common
 stock .................     (11.68)    (10.91)     (4.32)     (4.56)     (4.94)
Cash dividends declared
 per common share ......         --         --         --         --         --

                                                 MARCH 31,
                           -------------------------------------------------------------
                             1993         1994         1995         1996         1997
                           ---------   ----------   ----------   ----------   ----------
 BALANCE SHEET DATA:
 Adelphia excluding Hype-
  rion
  Total Assets...........  $ 945,277   $1,059,081   $1,232,136   $1,332,310   $1,469,225
  Total Debt.............  1,726,285    1,773,743    1,986,069    2,124,618    2,328,364
 Hyperion
  Total Assets...........      4,316       14,765       23,212       35,269      174,601
  Total Debt.............      4,814       19,968       35,541       50,855      215,675
 Adelphia
  Total Assets...........    949,593    1,073,846    1,255,348    1,367,579    1,643,826
  Total Debt.............  1,731,099    1,793,711    2,021,610    2,175,473    2,544,039
                                           YEAR ENDED MARCH 31,
                           -------------------------------------------------------------
                             1993         1994         1995         1996         1997
                           ---------   ----------   ----------   ----------   ----------
 OTHER DATA AND FINANCIAL
 RATIOS:
 Adelphia excluding Hype-
  rion
 Revenues................  $ 305,133   $  318,628   $  359,776   $  400,275   $  467,690
 Affiliate interest and
  priority investment in-
  come...................     27,516       31,488       33,412       39,475       50,453
 EBITDA (b)..............    203,191      209,894      228,067      250,451      297,610
 Interest expense........   (164,859)    (179,972)    (192,377)    (204,603)    (212,315)
 Capital expenditures....     69,025       72,797       89,232       94,005       93,482
 Total debt to EBITDA
  (c)....................       8.34         8.46         8.51         8.29         7.64
 EBITDA to total interest
  expense (e)............       1.23         1.17         1.19         1.22         1.40
 EBITDA margin (d).......       66.6%        65.9%        63.4%        62.6%        63.6%
 Hyperion
 Revenues................  $      89   $      417   $    1,729   $    3,322   $    5,088
 Affiliate interest and
  priority investment in-
  come...................        --           --           --           --           --
 EBITDA (b)..............       (851)      (1,958)      (2,177)      (2,452)      (5,124)
 Interest expense........        --        (2,164)      (3,321)      (6,088)     (28,377)
 Capital expenditures....      1,950        3,097        2,850        6,084       36,127
 Total debt to EBITDA
  (c)....................      (2.88)      (11.09)       (9.09)      (25.63)      (32.68)
 EBITDA to total interest
  expense (e)............        --          (.90)        (.66)        (.40)       (0.18)
 EBITDA margin (d).......     (956.2%)     (469.5%)     (125.9%)      (73.8%)     (100.7%)
 Adelphia
 Revenues................  $ 305,222   $  319,045   $  361,505   $  403,597   $  472,778
 Affiliate interest and
  priority investment in-
  come...................     27,516       31,488       33,412       39,475       50,453
 EBITDA (b)..............    202,340      207,936      225,890      247,999      292,486
 Interest expense........   (164,859)    (182,136)    (195,698)    (210,691)    (240,692)
 Capital expenditures....     70,975       75,894       92,082      100,089      129,609
 Cash provided by operat-
  ing activities.........      1,275       26,952       48,936       64,287       34,794
 Cash used for investing
  activities.............   (163,425)    (197,088)    (247,275)    (189,462)    (322,047)
 Cash provided by financ-
  ing activities.........    189,648      205,540      129,309      130,939      337,983
 Total debt to EBITDA
  (c)....................       8.41         8.53         8.65         8.35         8.53
 EBITDA to total interest
  expense (e)............       1.23         1.14         1.15         1.18         1.22
 EBITDA margin (d).......       66.3%        65.2%        62.5%        61.4%        61.9%

(a) "Cumulative Effect of Change in Accounting Principle" refers to a change in accounting principle for Olympus and the Company. Effective January 1, 1993 and April 1, 1993, respectively, Olympus and the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and liability approach for financial accounting and reporting for income taxes. The adoption of SFAS No. 109 resulted in the cumulative recognition of an additional liability by Olympus and the Company of $59,500 and $89,660, respectively.
(b) Earnings before interest expense, income taxes, depreciation and amortization, equity in net loss of joint ventures, other noncash charges, extraordinary loss and cumulative effect of change in accounting principle ("EBITDA"). EBITDA includes affiliate interest and priority investment income on the Company's investment in Olympus, although there can be no assurance that such priority investment income will be available to the Company in the future. EBITDA and similar measurements of cash flow are commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. While EBITDA is not an alternative indicator of operating performance to operating income or an alternative to cash flows from operating activities as a measure of liquidity as defined by generally accepted accounting principles, and, while EBITDA may not be comparable to other similarly titled measures of other companies, the Company's management believes EBITDA is a meaningful measure of performance as substantially all of the Company's financing agreements contain financial covenants based on EBITDA.
(c) Based on total debt outstanding at the end of the period, divided by annualized EBITDA for the quarter ending the period presented, the Company believes that this presentation is consistent with the covenant test which limits the incurrance of indebtedness in the Indenture for the Notes as described in "Description of the Notes" and that this ratio is commonly used for the cable television industry as a measure of leverage.
(d) Percentage represents EBITDA divided by revenues.
(e) Based on EBITDA for the period presented divided by interest expense recorded for the applicable period.

(f) For purposes of calculating the ratio of earnings available to cover fixed charges: (i) earnings consist of loss before income taxes and extraordinary items plus fixed charges excluding capitalized interest and
    (ii) fixed charges consist of interest, whether expensed or capitalized plus amortization of debt issuance costs plus the assumed interest component of rent expense. For the years ended March 31, 1993, 1994, 1995, 1996 and 1997, the Company's earnings were insufficient to cover its fixed charges by $53,934, $65,997, $69,146, $78,189 and $61,848, respectively.

                          DESCRIPTION OF SENIOR NOTES

GENERAL

  The New Notes, like the Old Notes, will be issued pursuant to the Indenture, dated February 26, 1997 (the "Indenture"), among the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"). The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the New Notes are substantially identical to the Old Notes in all material respects (including interest rate and maturity), except that (i) the New Notes will not be subject to the restrictions on transfer (other than with respect to holders that are broker-dealers, persons who participated in the distribution of the Old Notes or affiliates) and (ii) the Registration Rights Agreement covenants regarding registration and the related Liquidated Damages (other than those that have accrued and were not paid) with respect to Registration Defaults will have been deemed satisfied. The Senior Notes are subject to all such terms, and holders of Senior Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture and Registration Rights Agreement is available as set forth under "Available Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." As used in this section, the term "Company" refers only to Adelphia Communications Corporation and not to its subsidiaries.

  As of the date of this Prospectus, $350,000,000 principal amount of the Old Notes was outstanding.

  The Indenture authorizes the issuance of up to $600,000,000 in aggregate principal amount of the Senior Notes. The Senior Notes are general senior unsecured obligations of Adelphia and are effectively subordinate in right of payment to the liabilities of Adelphia's subsidiaries. See "Subordination to Subsidiary Debt" and "Certain Definitions" below.

  The Senior Notes will mature on March 1, 2007. Adelphia will pay interest on the Senior Notes on March 1 and September 1 of each year, commencing September 1, 1997, to the persons who are registered holders at the close of business on the February 15 and August 15 immediately preceding the interest payment date. The Senior Notes will not be redeemable prior to the maturity date.

  The Indenture and the existing indentures under which the 12 1/2% Senior Notes due 2002 (the "12 1/2% Notes"), the 10 1/4% Senior Notes due 2000 (the "10 1/4% Notes"), the 9 1/2% Senior Pay-In-Kind Notes due 2004 (the "9 1/2% Notes"), the 11 7/8% Senior Debentures due 2004 (the "11 7/8% Debentures") and the 9 7/8% Senior Debentures due 2005 (the "9 7/8% Debentures") of Adelphia were issued contain covenants which may afford holders of Senior Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures certain protections regarding leverage and the incurrence of indebtedness. These include covenants which limit the amount of additional indebtedness that may be incurred by Adelphia and its subsidiaries, which restrict mergers and consolidations by Adelphia unless after giving effect to the transaction the consolidated fixed charge ratio of the surviving entity satisfies certain compliance tests, and which require such Senior Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/2% Notes, 11 7/8% Debentures and 9 7/8% Debentures to be secured equally and ratably with other indebtedness in certain circumstances where Adelphia creates or assumes liens on its property or assets in connection therewith. See "Covenants" below.

  On the date of the Indenture, the only Unrestricted Subsidiaries of Adelphia are Hyperion and Global Cablevision, Inc.

  The Senior Notes are not redeemable and there is no mandatory redemption or sinking fund prior to maturity.

RANKING

  The New Notes will be senior unsecured indebtedness of Adelphia, will rank pari passu in right of payment with other unsubordinated indebtedness of Adelphia and senior in right of payment to all future subordinated indebtedness of Adelphia. The operations of Adelphia are conducted through its subsidiaries and, therefore, Adelphia is dependent on the earnings and cash flow of and distributions from its subsidiaries to meet its debt obligations, including its obligations with respect to the New Notes. Because the assets of its subsidiaries constitute substantially all of the assets of Adelphia, and because the subsidiaries will not guarantee the payment of principal of and interest on the New Notes, the claims of holders of the New Notes effectively will be subordinated to the claims of creditors of such entities. As of March 31, 1997, the New Notes would have been effectively subordinated to $1.2 billion of indebtedness of Adelphia's subsidiaries. As of March 31, 1997, the total indebtedness of Adelphia's subsidiaries to banks and institutions, on a consolidated basis, aggregated $1.2 billion. See "Risk Factors--Holding Company Structure; Restrictive Covenants."

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  Adelphia and the Initial Purchaser entered into the Registration Rights Agreement on February 26, 1997 (the "Closing Date"). Pursuant to the Registration Rights Agreement, Adelphia agreed to use its reasonable efforts to file with the Commission on or prior to 90 days after the Closing Date the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, Adelphia will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) Adelphia is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies Adelphia on or prior to the 20th Business Day following consummation of the Exchange Offer that it (a) is prohibited by law or Commission policy from participating in the Exchange Offer or (b) may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (iii) any Holder of Transfer Restricted Securities is a broker-dealer and holds Senior Notes acquired directly from Adelphia or an affiliate of Adelphia, and shall so notify Adelphia, Adelphia will file with the Commission a Shelf Registration Statement to cover resales of the Senior Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. Adelphia will use its best efforts to cause the applicable registration statement to be declared effective by the Commission within the applicable time period. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such New Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Senior Note is distributed to the public pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, at any time after Consummation (as defined in the Registration Rights Agreement) of the Exchange Offer, Adelphia may allow the Shelf Registration Statement to cease to be effective and usable if (i) the Board of Directors of Adelphia determines in good faith that such action is in the best interests of Adelphia, and Adelphia notifies the Holders within a certain period of time after the Board of Directors of Adelphia makes such determination or (ii) the prospectus contained in the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the period referred to in the Registration Rights Agreement during which the Shelf Registration Statement is required to be effective and usable will be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions.

  The Registration Rights Agreement provides that (i) Adelphia will use its reasonable efforts to file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date, (ii) Adelphia will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Closing Date (which 180-day period shall be extended for a number of days equal to the number of Business Days, if any, that the Commission is officially closed during such period), (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Adelphia will commence the Exchange Offer and use its best efforts to issue on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, Adelphia will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such filing obligation arises. If (a) Adelphia fails to file either of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) either of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) Adelphia fails to consummate the Exchange Offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) subject to the last sentence of the preceding paragraph, the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then, subject to the last sentence of the preceding paragraph, Adelphia will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to 0.25% per annum on the principal amount of Old Notes constituting Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 2.0% per annum on the principal amount of Old Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages will be paid by Adelphia in cash on each Damages Payment Date to the Global Note Holder (and any Holder of Certificated Securities who has given wire transfer instructions to Adelphia at least 10 Business Days prior to the Damages Payment Date) by wire transfer of immediately available funds and to all other Holders of Certificated Securities by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Old Notes will be required to make certain representations to Adelphia (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to Adelphia.

  Except as described below under "--Modification of Indenture," the Old Notes and the New Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and repurchase offers, and for purposes of this "Description of the Senior Notes" (except under this caption, "--Registration Rights; Liquidated Damages") all reference herein to "Senior Notes" shall be deemed to refer collectively to the Old Notes and any New Notes, unless the context otherwise requires.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Adelphia, (ii) which beneficially owns or holds 10% or more of any class of the voting Capital Stock of Adelphia, or (iii) of which 10% or more of the voting Capital Stock is beneficially owned or held by Adelphia, a Restricted Subsidiary or an Unrestricted Subsidiary of Adelphia. Without limitation, an Affiliate also includes any director or executive officer of Adelphia. As used herein, "Affiliate" shall not include a Restricted Subsidiary.

  "Aggregate Excess Restricted Investments" means for any fiscal quarter the aggregate of Excess Restricted Investments with respect to the Restricted Investments in all of the Unrestricted Subsidiaries and Affiliates of Adelphia.

  "Allowable Securities" means (i) cash equivalents, (ii) common or preferred Capital Stock in a Person which (x) has Investment Grade Senior Debt or (y) whose ratio of Indebtedness plus Preferred Stock to Annualized Pro Forma EBITDA is less than 7.75:1, or (iii) debt securities issued by a Person which
(x) has Investment Grade Senior Debt or (y) whose Leverage Ratio is less than 7.75:1, provided that the securities in (ii)(y) and (iii)(y) above shall only be deemed to be Allowable Securities if the principal business of the Person is owning and operating cable television systems.

  "Annualized Pro Forma EBITDA" means, with respect to any Person, (i) such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four, minus (ii) in the case of Adelphia only, Adelphia's Aggregate Excess Restricted Investments for such fiscal quarter.

  "Asset Sale" means the sale, transfer or other disposition (other than to Adelphia or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of Adelphia or of any Restricted Subsidiary, or (c) all or substantially all of the assets of a Company System or part thereof serving at least 5,000 basic subscribers, a division, line of business or comparable business segment of Adelphia or any Restricted Subsidiary.

  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

  "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including the fair market value of property, other than cash, as determined by an independent appraisal firm) received by Adelphia from the issue or sale (other than to a Subsidiary) by Adelphia of any class of its Capital Stock on or after January 1, 1993 (including Capital Stock of Adelphia issued after January 1, 1993 upon conversion of or in exchange for other securities of Adelphia).

  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles.

  "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Rigas Family and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of Adelphia's Board of Directors and attaching to the then outstanding voting Capital Stock of Adelphia and (b) the Rigas Family, together with its Affiliates, is not at such time the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of Adelphia's Board of Directors and attaching to the then outstanding voting Capital Stock of Adelphia, or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted Adelphia's Board of Directors (together with any new directors whose election by Adelphia's Board of Directors or whose nomination for election by Adelphia's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or approved by the Rigas Family and its Affiliates at a time when they had the right or ability by voting right, contract or otherwise to elect or designate for election a majority of Adelphia's Board of Directors) cease for any reason to constitute a majority of the directors then in office.

  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

  "Consolidated Fixed Charge Ratio" means, for any Person, for any period, the ratio of (i) Annualized Pro Forma EBITDA to (ii) Consolidated Interest Expense for such period multiplied by four.

  "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends and the interest component of rentals in respect of any Capitalized Lease Obligation paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with generally accepted accounting principles consistently applied.

  "Cumulative Credit" means the sum of (i) Capital Stock Sale Proceeds plus
(ii) cumulative EBITDA of Adelphia from and after January 1, 1993 to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

  "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by Adelphia from January 1, 1993 to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with generally accepted accounting principles.

  "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) consolidated net income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing consolidated net income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing consolidated net income for such period, minus (B) all non-cash items increasing consolidated net income for such period, all for such Person and its Subsidiaries determined in accordance with generally accepted accounting principles consistently applied, except that with respect to Adelphia each of the foregoing items shall be determined on a consolidated basis with respect to Adelphia and its Restricted Subsidiaries only.

  "Excess Restricted Investment" means, with respect to any particular Unrestricted Subsidiary or Affiliate of Adelphia for a fiscal quarter, the lesser of the amounts described in the following clauses (i) and (ii), or, if such amounts are equal, such amount:

  (i) the aggregate amount of any Restricted Investments (other than the Initial Investment) made by Adelphia or any Restricted Subsidiary with respect to such Unrestricted Subsidiary or Affiliate and during the twelve-month period ending on the last day of such fiscal quarter;

  (ii) cash income received during such quarter by Adelphia with respect to its Restricted Investments in such Unrestricted Subsidiary or Affiliate multiplied by four;

and provided that cash income from a particular Restricted Investment shall be included only (x) if cash income has been received by Adelphia with respect to such Restricted Investment during each of the previous two fiscal quarters, or
(y) if the cash income derived from such Restricted Investment is attributable to Allowable Securities.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Indebtedness" is defined to mean (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) in the case of Adelphia, Preferred Stock of its Restricted Subsidiaries and (v) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.

  "Initial Investment" means the Restricted Investment in a Person made by Adelphia or a Restricted Subsidiary that first results in such Person becoming an Unrestricted Subsidiary or Affiliate of Adelphia, except that in the case of Olympus, "Initial Investment" shall mean any Restricted Investment made in Olympus since February 22, 1994, but only to the extent that such Restricted Investment when aggregated with the other Restricted Investments made in Olympus since such date does not exceed $25,000,000.

  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

  "Investment Grade Senior Debt" means, with respect to any Person, Indebtedness of such Person which has been rated with an investment grade rating by Moody's or Standard & Poor's.

  "Leverage Ratio" is defined as the ratio of (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of Adelphia, its Restricted Subsidiaries) divided by (ii) the Annualized Pro Forma EBITDA of such Person.

  "Lien" means with respect to any property or assets of Adelphia (it being understood that for purposes of this definition property or assets of Adelphia do not include property or assets of any Subsidiary of Adelphia) any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sale, or other title retention agreement having substantially the same economic effect as any of the foregoing) except for (i) liens for taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (ii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or are being contested in good faith and by appropriate proceedings; (iii) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; or (v) liens arising upon entry of a confession of judgment in Pennsylvania courts in connection with borrowings not in excess of $1,000,000 in aggregate.

  "Permitted Investments" means, for any Person, Restricted Investments made on or after February 22, 1994 consisting of (i) advances for less than one year issued in the ordinary course of business for working capital purposes or for the purchase of property, plant and equipment in an amount not to exceed $5,000,000 in the aggregate outstanding, (ii) with respect to a Restricted Investment in Olympus, $25,000,000 plus the aggregate amount of cash income received by Adelphia from Olympus, minus the aggregate amount of all Restricted Investments made since February 22, 1994, with respect to Olympus,
(iii) $20,000,000 plus the cash proceeds from the sale or redemption of, or income from, any Restricted Investments made on or after January 1, 1993, minus the aggregate amount of all Restricted Investments (excluding Restricted Investments made with respect to Olympus) since January 1, 1993, (iv) non-cash Restricted Investments made with the non-cash proceeds from the sale or redemption of, or income from, any Restricted Investments, or (v) an amount which, at the time of such Restricted Investment, does not exceed the amount of Restricted Payments that could then be made by Adelphia and its Restricted Subsidiaries under the covenant set forth under "Limitations on Restricted Payments"; provided further that no Restricted Investments may be made under
(ii), (iii), (iv) or (v) unless pro forma for such Restricted Investment Adelphia could incur $1 of debt under the first paragraph of the covenant set forth under "Limitation on Indebtedness."

  "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (ii) in the case of Indebtedness of Adelphia, the average life and the date such Indebtedness is scheduled to mature is not shortened and
(iii) in the case of Indebtedness of Adelphia, the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced.

  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

  "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro

Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; and provided further that, with respect to Adelphia, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of Adelphia.

  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of Adelphia to effect a Change of Control.

  "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by Adelphia to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by Moody's or Standard & Poor's): (a) in the event the Notes are rated by either Moody's or Standard & Poor's on the Rating Date as Investment Grade Senior Debt, the rating of the Notes by both Moody's and Standard & Poor's Corporation shall be below Investment Grade Senior Debt; or (b) in the event the Notes are rated below Investment Grade Senior Debt by both Moody's and Standard & Poor's on the Rating Date, the rating of the Notes by either Moody's or Standard and Poor's shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

  "Redeemable Dividend" means, for any dividend with regard to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

  "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder at any time prior to the maturity of the Notes.

  "Restricted Investment" means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate of Adelphia.

  "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities), on or with respect to any shares of Capital Stock of Adelphia or Capital Stock of any Subsidiary which is consolidated with Adelphia in accordance with generally accepted accounting principles consistently applied, except for any dividend or distribution which is made solely to Adelphia or another Subsidiary or dividends or distributions payable solely in shares of Common Stock of Adelphia, or (ii) any redemption, repurchase, retirement or other direct or indirect acquisition of (a) Indebtedness of Adelphia which is subordinate in right of payment to the Notes, except by exchange for or out of the proceeds of the substantially concurrent issuance of Permitted Refinancing Indebtedness or from the proceeds of a sale of Capital Stock by Adelphia or (b) shares of Capital Stock of Adelphia or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock of Adelphia or any securities exchangeable for or convertible into any such shares, other than options issued or shares purchased or granted under Adelphia's Stock Option Plan of 1986 or Adelphia's Restricted Stock Bonus Plan, from any employee of Adelphia or any of its Subsidiaries who, together with any Person that, directly or indirectly, controls (other than by virtue of being directly or indirectly the employer of such employee), is controlled by or is under common control with such employee, owns less than 1% of the outstanding Capital Stock of Adelphia, except for the purchase, redemption, retirement or other acquisition of any shares of Adelphia's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Capital Stock other than any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to March 1, 2007.

  "Restricted Subsidiary" means (a) any Subsidiary of Adelphia, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary or shall have been classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of Adelphia and
(b) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the Board of Directors of Adelphia, provided that on and after the date of such reclassification such Unrestricted Subsidiary shall not incur Indebtedness other than that permitted to be incurred by a Restricted Subsidiary under the provisions of the Indenture.

  "Rigas Family" means collectively John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of Adelphia's Capital Stock beneficially owned by any of the foregoing have been transferred.

  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

  "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary, (b) any Subsidiary of Adelphia which is classified after the date of the Indenture as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of Adelphia and (c) any subsidiary which as of the date of the Indenture has been declared an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of Adelphia; provided that a Subsidiary organized or acquired after the date of the Indenture may be so classified as an Unrestricted Subsidiary only if immediately after the date of such classification, any investment by Adelphia and its Restricted Subsidiaries in such Subsidiary made at the time of the organization or acquisition of such Subsidiary would be a Restricted Investment permissible under the Indenture. The Trustee shall be given prompt notice by Adelphia of each resolution adopted by its Board of Directors under this provision, together with a copy of each such resolution adopted.

SUBORDINATION TO SUBSIDIARY DEBT

  All liabilities of Adelphia's subsidiaries will be effectively senior in right of payment to the Senior Notes. As of March 31, 1997, the total indebtedness of such subsidiaries to banks and institutions, on a consolidated basis, aggregated approximately $1.2 billion. See "Risk Factors--Holding Company Structure; Restrictive Covenants."

COVENANTS

  The Indenture contains, among others, the following covenants. Except as otherwise specified, all of the covenants described below appear in the Indenture.

  Limitation on Indebtedness. The Indenture provides that Adelphia will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or become liable for, contingently or otherwise (collectively an "incurrence"), any Indebtedness (other than the $350,000,000 of Senior Notes originally issued under the Indenture) unless, after giving effect to such incurrence on a pro forma basis, Indebtedness of Adelphia and its Restricted Subsidiaries, on a consolidated basis, shall not be more than the product of the Annualized Pro Forma EBITDA for the latest fiscal quarter preceding such incurrence for which financial statements are available, multiplied by 8.75.

  Notwithstanding the above, the Indenture does not limit the incurrence of Indebtedness which is incurred by Adelphia or its Restricted Subsidiaries for working capital purposes or capital expenditures with respect to plant, property and equipment of Adelphia and its Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000. Further, the Indenture does not limit Permitted Refinancing Indebtedness, subject to the provisions of the covenant set forth under "Limitation on Restricted Payments."

  Limitation on Restricted Payments. The Indenture provides that, so long as any of the Senior Notes remain outstanding, Adelphia shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment (as defined above) if (a) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment, or (b) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after January 1, 1993 (the amount of any Restricted Payment, if other than cash, to be based upon fair market value as determined in good faith by Adelphia's Board of Directors whose determination shall be conclusive) would exceed an amount equal to the greater of (i) the sum of $5,000,000 or (ii) the difference between (a) the Cumulative Credit (as defined above) and (b) the sum of the aggregate amount of all Restricted Payments, and all Permitted Investments made pursuant to clause (v) of the definition of "Permitted Investments," made on or after January 1, 1993 plus 1.2 times Cumulative Interest Expense (as defined above).

  Mergers and Consolidations. The Indenture provides that Adelphia may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) Adelphia shall be the continuing Person, or the Person (if other than Adelphia) formed by such consolidation or into which Adelphia is merged or to which the properties and assets of Adelphia are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Adelphia under the Senior Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect;
(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis for the most recent quarter, the pro forma Consolidated Fixed Charge Ratio of the surviving entity shall be at least 1:1; provided that, if the Consolidated Fixed Charge Ratio of Adelphia for the most recent quarter preceding such transaction is within the range set forth in Column A below, then the pro forma Consolidated Fixed Charge Ratio of the surviving entity after giving effect to such transaction shall be at least equal to the greater of the percentage of the Consolidated Fixed Charge Ratio of Adelphia for the most recent quarter preceding such transaction set forth in Column B or the ratio set forth in Column C below:

               A                                 B                                           C
             -----                             -----                                       ------
      1.1111:1 to 1.4999:1                      90%                                        1.00:1
         1.5 and higher                         80%                                        1.35:1

and provided, further, that if the pro forma Consolidated Fixed Charge Ratio of the surviving entity is 2:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such proviso.

  In connection with any consolidation, merger or transfer contemplated by this provision, Adelphia shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

  Limitations on Investment in Affiliates and Unrestricted Subsidiaries. After the date of the Indenture, Adelphia may not, nor will Adelphia allow any Restricted Subsidiary to, make a Restricted Investment other than by way of Permitted Investments unless pro forma for such Restricted Investment the Leverage Ratio of Adelphia does not exceed 7.75:1.

  Covenant to Secure Notes Equally. The Indenture provides that except for Liens created or assumed by Adelphia in connection with the acquisition of real property or equipment to be used by Adelphia in the operation of its business which do not secure Indebtedness in excess of the purchase price of such real property or equipment, Adelphia covenants that, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, it will make or cause to be made effective provisions whereby the Notes will be secured by such Lien equally and ratably with all other Indebtedness of Adelphia secured by such Lien, as long as any such other Indebtedness of Adelphia shall be so secured. The restriction imposed by this covenant shall not apply with respect to a Lien, including a pledge of Capital Stock of a Subsidiary or an Affiliate, to secure Indebtedness which is an obligation of such Subsidiary or Affiliate and not an obligation of Adelphia.

  Limitation on Transactions with Affiliates. The Indenture provides that Adelphia will not, and will not permit any Restricted Subsidiary to, engage in any transaction with any Affiliate upon terms which would be any less favorable than those obtainable by Adelphia or a Restricted Subsidiary in a comparable arm's-length transaction with a person which is not an Affiliate. The Indenture provides that Adelphia will not, and will not permit any Restricted Subsidiary to, engage in any transaction (or series of related transactions) involving in the aggregate $1,000,000 or more with any Affiliate except for (i) the making of any Restricted Payment, (ii) any transaction or series of transactions between Adelphia and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries (provided that no more than 5% of the equity interest in any of its Restricted Subsidiaries is owned by an Affiliate), and (iii) the payment of compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of Adelphia or any of its Restricted Subsidiaries, so long as the Board of Directors of Adelphia in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; and provided further that for any Asset Sale, or a sale, transfer or other disposition (other than to Adelphia or any of its Restricted Subsidiaries) of an interest in a Restricted Investment, involving an amount greater than $25,000,000, such Asset Sale or transfer of interest in a Restricted Investment is for fair value as determined by an opinion of a nationally recognized investment banking firm filed with the Trustee. Notwithstanding the foregoing, the Indenture provides that such provision will not prohibit any such transaction which is determined by the independent members of the Board of Directors of Adelphia, in their reasonable, good faith judgment (as evidenced by a Board Resolution filed with the Trustee) to be (a) in the best interests of Adelphia or such Restricted Subsidiary, and (b) upon terms which would be obtainable by Adelphia or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate.

  Limitation on Sale of Assets. The Indenture provides that neither Adelphia nor a Restricted Subsidiary shall sell an asset (including Capital Stock of Restricted Subsidiaries) or reclassify a Restricted Subsidiary existing on the date of the Indenture as an Unrestricted Subsidiary (a "Reclassification") unless (a) in the case of an asset sale, (i) at least 75% of the net proceeds received by Adelphia or such Restricted Subsidiary is in cash, cash equivalents or common or preferred Capital Stock or debt securities issued by a Person which has Investment Grade Senior Debt, and (ii) cash proceeds from the asset sale are used to reduce debt and such debt reduction results in Adelphia's Leverage Ratio being lower pro forma after such asset sale than prior to such asset sale, or (b) in the case of an asset sale or Reclassification, pro forma for such asset sale or Reclassification the Indebtedness of Adelphia and its Restricted Subsidiaries, on a consolidated basis, shall not be more than 7.75 multiplied by Annualized Pro Forma EBITDA, provided that in no case under either clause (a) or (b) shall Adelphia undertake an asset sale or Reclassification, if pro forma for such an asset sale or Reclassification Adelphia and its Restricted Subsidiaries would be the owners of fewer than 75% of the cable systems (measured on the basis of basic subscribers as of February 22, 1994) owned by Adelphia and its Restricted Subsidiaries as of February 22, 1994, provided however, that Adelphia and its Restricted Subsidiaries may sell additional assets of up to 10% of assets held as of February 22, 1994 if the consideration received from such sale is (i) cash which is used within 12 months to purchase additional systems of equivalent value or (ii) other cable systems of equivalent value.

  Change of Control Offer. Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, Adelphia shall notify the Trustee in writing of such proposed occurrence or occurrence, as the case may be, and shall make an offer to purchase (the "Change of Control Offer") the Senior Notes at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

  Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, Adelphia also shall
(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Senior Notes, at his address appearing in the register of the Senior Notes maintained by the Registrar, a notice stating:

  (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, provided that a Change of Control Triggering Event has occurred and otherwise subject to the terms and conditions set forth herein;

  (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 50 days from the date such notice is mailed and no later than 15 days after the date of the corresponding Change of Control Triggering Event) (the "Change of Control Payment Date");

  (3) that any Senior Note not tendered will continue to accrue interest;

  (4) that, unless Adelphia defaults in the payment of the Change of Control Purchase Price, any Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

  (5) that holders accepting the offer to have their Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

  (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Senior Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Senior Notes purchased;

  (7) that holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, provided that each Senior Note purchased and each such new Senior Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; and

  (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

  Notwithstanding any other provision of this covenant, in the case of a notice of a Change of Control Offer that is being furnished by Adelphia with respect to a proposed Change of Control that has not yet actually occurred, the Company may specify in such notice that holders of the Senior Notes shall be required to notify Adelphia, by a date not later than the date (the "Proposed Change of Control Response Date") which is 30 days from the date of such notice, as to whether such holders will tender their Senior Notes for payment pursuant to the Change of Control Offer and to notify Adelphia of the principal amount of such Senior Notes to be so tendered (with the failure of any holder to so notify Adelphia within such 30-day period to be deemed an election of such holder not to accept such Change of Control Offer). In such event, Adelphia shall have the option, to be exercised by a subsequent written notice to be sent, no later than 15 days after the Proposed Change of Control Response Date, to the same Persons to whom the original notice of the Change of Control Offer was sent, to cancel or otherwise effect the termination of the proposed Change of Control and to rescind the related Change of Control Offer, in which case the then outstanding Change of Control Offer shall be deemed to be null and void and of no further effect.

  On the Change of Control Payment Date, Adelphia shall (a) accept for payment Senior Notes or portions thereof tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee Senior Notes so accepted together with an Officers' Certificate stating the Senior Notes or portions thereof tendered to Adelphia. The Paying Agent shall promptly mail to each holder of Senior Notes so accepted payment in an amount equal to the purchase price for such Senior Notes, and the Trustee shall promptly authenticate and mail to such holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered; provided that each such new Senior Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

  There shall be no purchase of any Senior Notes pursuant to this covenant if there has occurred (prior to, on or after, as the case may be, the tender of such Senior Notes pursuant to the Change of Control Offer, by the holders of such Senior Notes) and is continuing an Event of Default. The Paying Agent will promptly return to the respective holders thereof any Senior Notes (a) the tender of which has been withdrawn in compliance with the Indenture or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Senior Notes).

  Because a "Change of Control" for purposes of this covenant is defined in terms of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
Act) of voting power, there may be circumstances in which the Rigas Family could beneficially own (for purposes of Rule 13d-3) more than 35% of the outstanding voting Capital Stock of Adelphia through options, warrants or other purchase rights while directly holding 35% or less of the total voting power required to elect or designate for election a majority of Adelphia's Board of Directors, without a Change of Control Triggering Event occurring. Further, a change in the composition of the Board of Directors of Adelphia could occur without the occurrence of a Change of Control Triggering Event if either the election or the nomination of the new directors was approved by two-thirds of the continuing directors or by the Rigas Family and its Affiliates. See "Certain Definitions--Change of Control."

  The indentures for the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures, which together represent outstanding indebtedness in the aggregate principal amount of approximately $827,398,000 as of March 31, 1997, provide that Adelphia must make an offer to purchase such Notes and Debentures, respectively, at a purchase price equal to 100% of the principal amount thereof, plus any accrued but unpaid interest thereon, in the event of circumstances identical to those which trigger a Change of Control Offer under this covenant. In addition, the credit agreements of Adelphia's subsidiaries generally contain provisions under which circumstances that would trigger a Change of Control Offer under this covenant would constitute an event of default under such credit agreements. In the event that Adelphia is required to purchase 12 1/2% Notes, the 10 1/4% Notes, the 9 1/2% Notes, 11 7/8% Debentures, 9 7/8% Debentures the 10 1/4% Notes, the 9 1/2% Notes, and Senior Notes in accordance with such provisions, and the indebtedness under such subsidiary credit agreements were to be accelerated, the source of funds for such purchases or payments will be Adelphia's available cash, cash generated from Adelphia's operating activities, and other sources including borrowings, asset sales or equity sales. There can be no assurance that sufficient funds would be available to make any required repurchases under the Indenture and under the indentures for the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures 12 1/2% and the 9 7/8% Debentures or any such required payments under such credit agreements. Although in the past Adelphia has been able to both refinance its indebtedness or obtain new financing, there can be no assurance that Adelphia would be able to do so under such circumstances or that, if Adelphia were able to do so, the terms would be favorable to Adelphia. In the event that Adelphia is required to make a Change of Control Offer, Adelphia will comply with all applicable tender offer rules including Rule 14e-1 under the Exchange Act, to the extent applicable.

EVENTS OF DEFAULT

  The following events are defined in the Indenture as "Events of Default":
(i) default in payment of any principal of the Senior Notes; (ii) default for 30 days in payment of any interest on the Notes; (iii) default by Adelphia in the observance or performance of any other covenant in the Senior Notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding; (iv) failure to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of Adelphia or any Restricted Subsidiary or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within ten days after written notice as provided in the Indenture; (v) any final judgment or judgments for the payment of money in excess of $10,000,000 shall be rendered against Adelphia or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or (vi) certain events involving bankruptcy, insolvency or reorganization of Adelphia or any Restricted Subsidiary with liabilities of greater than $10,000,000 under generally accepted accounting principles as of the date of such bankruptcy, insolvency or reorganization. The Indenture provides that the Trustee may withhold notice to the holders of the Senior Notes of any default (except in payment of principal or interest on the Senior Notes) if the Trustee considers it to be in the best interest of the holders of the Senior Notes to do so.

  The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding may declare to be immediately due and payable the principal amount of all the Senior Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Senior Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, such amount with respect to all of the Senior Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of Senior Notes.

  The holders of a majority in principal amount of the Senior Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Senior Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

  No holder of any Senior Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Senior Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Senior Note for enforcement of payment of the principal of or interest on such Senior Note on or after the respective due dates expressed in such Senior Note.

DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides Adelphia may elect either (a) to defease and be discharged from any and all obligations with respect to the Senior Notes (except for the obligations to register the transfer or exchange of such Senior Notes, to replace temporary or mutilated, destroyed, lost or stolen Senior Notes, to maintain an office or agency in respect of the Senior Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to the Senior Notes under certain covenants contained in the Indenture and described above under "Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and interest on the Senior Notes, on the scheduled due dates therefor in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, Adelphia has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of the Senior Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (a) above, must refer to and be based upon a private ruling of the Internal Revenue Service concerning the Senior Notes or a ruling of general effect published by the Internal Revenue Service.

MODIFICATION OF INDENTURE

  From time to time, Adelphia and the Trustee may, without the consent of holders of the Notes, amend the Indenture or the Senior Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, issuing up to $250,000,000 in aggregate principal amount of additional Senior Notes pursuant to the Indenture and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting Adelphia and the Trustee, with the consent of holders of at least one-half in principal amount of the outstanding Senior Notes, to modify or supplement the Indenture or the Senior Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Senior Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Senior Notes, (ii) reduce the rate of or change the time for payment of interest on any Senior Note, (iii) reduce the principal of or change the stated maturity of any Senior Note, (iv) make any Senior Note payable in money other than that stated in the Senior Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Senior Notes or provide for the redemption of the Senior Notes prior to maturity, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Senior Note, or (vii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

  So long as Adelphia is subject to the periodic reporting requirements of the Exchange Act it will continue to furnish the information required thereby to the Commission and to the holders of the Senior Notes. The Indenture provides that even if Adelphia is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Senior Notes, it will nonetheless continue to furnish such information to the Commission (at such time as it would be required to file such reports under the Exchange Act) and to the Trustee and the holders of the Senior Notes (within 15 days thereafter as required by the Indenture) as if it were subject to such periodic reporting requirements.

COMPLIANCE CERTIFICATE

  Adelphia will deliver to the Trustee on or before 105 days after the end of its fiscal year and on or before 50 days after the end of its second fiscal quarter in each year an Officer's Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

  Bank of Montreal Trust Company is to be the Trustee under the Indenture and has been appointed by Adelphia as Registrar and Paying Agent with regard to the Notes. Bank of Montreal Trust Company also serves as Registrar and Paying Agent and Trustee under the indentures with respect to the 12 1/2% Senior Notes, the 10 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

BOOK-ENTRY, DELIVERY AND FORM

  The New Notes will initially be issued in the form of one or more registered notes in global form (the "New Global Note," and together with the global notes representing the Old Notes, the "Global Note") or in certificated form. The New Global Note will be deposited on the Exchange Date with, or on behalf of, the Depositary and registered in the name of the Global Note Holder. See "Exchange Offer."

  DTC has advised the Company that DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes). Holders are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to such extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Payments in respect of the principal of and premium and Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Senior Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Senior Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Senior Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Senior Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED SENIOR NOTES

  A Global Note is exchangeable for definitive Senior Notes in registered certificated form if (i) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Senior Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Senior Notes. In addition, beneficial interests in a Global Note may be exchanged for certificated Senior Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of DTC in accordance with its customary procedures. In all cases, certificated Senior Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend unless the Company determines otherwise in compliance with applicable law.

  EXCHANGE OF CERTIFICATED SENIOR NOTES FOR BOOK ENTRY NOTES

  Senior Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Senior Notes.

  Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Senior Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

  The Indenture requires that payments in respect of the Senior Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note custodian. With respect to Senior Notes issued in definitive form, the Company will make all payments of principal, premium, interest and Liquidated Damages, if any, by mailing a check to each such Holder's registered address, provided that all payments with respect to Senior Notes have an aggregate principal amount of $1,000 or more, the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. See "-- Principal, Maturity and Interest." The Senior Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Notes also will be settled in immediately available funds.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a summary of certain federal income tax considerations relevant to the exchange of the Old Notes for the New Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the United States Internal Revenue Code of 1986, as amended, (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the New Notes. The following discussion assumes that holders hold the Old Notes and the New Notes as capital assets within the meaning of Section 1221 of the Code.

  The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the Old Notes for the New Notes or that any such position would not be sustained.

  The tax treatment of a holder may vary depending on his or its particular situation or status. This summary does not address the tax consequences to taxpayers who are subject to special rules such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign entities and individuals, persons holding Old Notes or New Notes as a part of a hedging or conversion transaction or a straddle and holders whose "functional currency" is not the U.S. dollar, or aspects of federal income taxation that may be relevant to a prospective investor based upon such investor's particular tax situation. In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws.

  EACH HOLDER SHOULD CONSULT HIS OR ITS OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR IT OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE

  The exchange of the New Notes for Old Notes will not constitute a recognition event for federal income tax purposes. Consequently, no gain or loss will be recognized by holders upon receipt of the New Notes. For purposes of determining gain or loss upon the subsequent exchange of New Notes, a holder's basis in the New Notes will be the same as a holder's basis in the Old Notes exchanged therefor. Holders will be considered to have held the New Notes from the time of their original acquisition of the Old Notes. As used herein, the term "Senior Note" refers to both an Old Note and a New Note received in exchange therefor.

INTEREST ON THE NEW NOTES

  A holder of a New Note will be required to report as income for federal income tax purposes interest earned on a New Note in accordance with the holder's method of tax accounting. A holder of a New Note using the accrual method of accounting for tax purposes is, as a general rule, required to include interest in ordinary income as such interest accrues. A cash basis holder must include interest in income when cash payments are received by (or made available to) such holder.

MARKET DISCOUNT

  If a holder acquired an Old Note at a market discount (i.e., at a price less than the stated redemption price at maturity of the Old Note), the Old Note is subject to the market discount rules of the Code unless the market discount is de minimis. Market discount is de minimis if it is less than one quarter of one percent of the principal amount of the Old Note multiplied by the number of complete years to maturity after the holder acquired the Old Note. If the holder exchanges an Old Note that has more than de minimis market discount for a New Note, the New Note also will be subject to the market discount rules of the Code. New Notes purchased by a subsequent purchaser also will be subject to the market discount rules if the New Notes are purchased with more than a de minimis amount of market discount. Notes that have more than de minimis market discount are herein referred to as "Market Discount Notes."

  Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the Market Discount Note. Alternatively, a holder may elect to include market discount in income currently over the life of the Market Discount Note. Such an election shall apply to all debt instruments with market discount acquired by the holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

  Market discount will accrue on a straight-line basis unless the holder elects to accrue market discount on a constant yield to maturity basis. Such an election shall apply only to the Market Discount Note with respect to which it is made and may not be revoked without the consent of the IRS. A holder who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to a Market Discount Note in an amount not exceeding the accrued market discount on the Market Discount Note until the maturity or disposition of the Market Discount Note.

AMORTIZABLE BOND PREMIUM

  A holder that purchased an Old Note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the holder's income each year with respect to interest on the Old Note will be reduced by the amount of amortizable bond premium allocable (based on the yield to maturity of the Old
Note) to such year. If a holder made an election to amortize bond premium with respect to an Old Note and exchanges the Old Note for a New Note pursuant to the Exchange Offer, the election will apply to the New Note. A holder who exchanges an Old Note for which an election has not been made for a New Note, and a subsequent purchaser of a New Note, may also elect to amortize bond premium if the holder acquired the Note for an amount in excess of its principal amount. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludable from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and is irrevocable without the consent of the IRS.

DISPOSITION OF THE NOTES

  Subject to the market discount rules discussed above, a holder of Senior Notes will recognize gain or loss upon the sale, redemption, retirement or other disposition of such securities equal to the difference between (i) the amount of cash and the fair market value of the property received (except to the extent attributable to the payment of accrued interest) and (ii) the holder's adjusted tax basis in the securities. Gain or loss recognized will be capital gain or loss provided the Notes are held as capital assets by the holder, and will be long-term capital gain or loss if the holder has held such securities (or is treated as having held such securities) for more than one year.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Holders of the Senior Notes may be subject to backup withholding at a rate of 31% with respect to interest paid on the Senior Notes unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the requirements of the backup withholding rules.

  The Company will report to the holders of the Senior Notes and the IRS the amount of any "reportable payment" for each calendar year and amount of tax withheld, if any, with respect to payments on the Senior Notes.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SENIOR NOTES (INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS).

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period of 365 days after the Expiration Date or until all participating broker-dealers have so resold.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concession from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer.

                                 LEGAL MATTERS

  The validity of the New Notes will be passed upon on behalf of the Company by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania.

                                    EXPERTS

  The consolidated financial statements and the related financial statement schedules of Adelphia and its subsidiaries as of March 31, 1996 and 1997, and for each of the three years in the period ended March 31, 1997, and the consolidated financial statements of Olympus Communications, L.P. and its subsidiaries as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996 incorporated in this Prospectus by reference from Adelphia's Annual Report on Form 10-K for the year ended March 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REGISTRANT. NEI-THER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLI-CATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE REGISTRANT SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANY-ING LETTER OF TRANSMITTAL CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation by Reference.................................................   3
Prospectus Summary.........................................................   5
The Exchange Offer.........................................................   8
Summary Description of Senior Notes .......................................  10
Risk Factors...............................................................  12
The Exchange Offer.........................................................  17
Use of Proceeds............................................................  25
Capitalization.............................................................  26
Selected Consolidated Financial Data.......................................  27
Description of Senior Notes................................................  30
Certain Federal Income Tax Considerations..................................  47
Plan of Distribution.......................................................  49
Legal Matters..............................................................  49
Experts....................................................................  49


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                                   ADELPHIA
                                COMMUNICATIONS
                                  CORPORATION

                       9 7/8% SERIES B SENIOR NOTES

                                 DUE 2007


                               ----------------

                                  PROSPECTUS
                               ----------------

                                    , 1997

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                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law provides in general that a corporation may indemnify its directors, officers, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise. The bylaws of Adelphia provide for indemnification of the officers and directors of Adelphia to the full extent permissible under Delaware law.

  Adelphia's Certificate of Incorporation also provides, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, that directors of Adelphia shall not be personally liable to Adelphia, respectively, or its stockholders for monetary damages for breach of fiduciary duty as a director for acts or omissions, provided that directors shall nonetheless be liable for breaches of the duty of loyalty, bad faith, intentional misconduct, knowing violations of law, unlawful distributions to stockholders, or transactions from which a director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     3.01    Certificate of Incorporation of Adelphia Communications
             Corporation (Incorporated herein by reference is Exhibit 3.01 to the Registrant's Current Report on Form 8-K dated July 24, 1997.)
             (File Number 0-16014)
     3.02    Bylaws of Adelphia Communications Corporation (Incorporated herein by reference is Exhibit 3.02 to Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1994.) (File Number 0-
             16014)
     4.01    Indenture, dated as of February 26, 1997, between the Registrant and Bank of Montreal Trust Company with respect to the
             Registrant's 9 7/8% Senior Notes Due 2007 (Incorporated herein by reference is Exhibit 4.01 to Registrant's Current Report on Form
             8-K dated May 1, 1997.) (File Number 0-16014)
     4.02    Form of Note with respect to the Registrant's 9 7/8% Senior Notes
             Due 2007 (contained in Indenture filed as Exhibit 4.01.)
     4.03    Registration Rights Agreement, dated as of February 26, 1997, between the Registrant and the Initial Purchaser with respect to the Registrant's 9 7/8% Senior Notes Due 2007 (Incorporated herein by reference is Exhibit 10.01 to Registrant's Current Report on
             Form 8-K dated May 1, 1997.) (File Number 0-16014)
     4.04    First Supplemental Indenture, dated as of May 4, 1994, with respect to Registrant's 9 1/2% Senior Pay-In-Kind Notes Due 2004
             (Incorporated herein by reference is Exhibit 4.01 to Registrant's
             Current Report on Form 8-K dated May 5, 1994.) (File Number 0-
             16014)
     4.05    Indenture, dated as of February 22, 1994, with respect to
             Registrant's 9 1/2% Senior Pay-In-Kind Notes Due 2004
             (Incorporated herein by reference is Exhibit 4.05 to Registration
             Statement No. 33-52513 on Form S-4.)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     4.06    Indenture, dated as of July 28, 1993, with respect to Registrant's
             10 1/4% Senior Notes Due 2000 (Incorporated herein by reference is
             Exhibit 4.01 to Registrant's Quarterly Report on Form 10-Q for the
             quarter ended June 30, 1993.) (File Number 0-16014)
     4.07    Amended and Restated Indenture, dated as of May 11, 1993, with respect to Registrant's 9 7/8% Senior Debentures Due 2005
             (Incorporated herein by reference is Exhibit 4.01 to Registrant's
             Annual Report on Form 10-K for the fiscal year ended March 31,
             1993.) (File Number 0-16014)
     4.08    Indenture, dated as of September 2, 1992, with respect to the
             Registrant's 11 7/8% Senior Debentures Due 2004 (Incorporated
             herein by reference is Exhibit 4.03 to Registration Statement No.
             33-52630 on Form S-1.)
     4.09    Indenture, dated as of May 7, 1992, with respect to the
             Registrant's 12 1/2% Senior Notes Due 2002 (Incorporated herein by reference is Exhibit 4.03 to Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1992.) (File Number 0-
             16014)
     4.10    Indenture, dated as of April 15, 1996, between Hyperion
             Telecommunications, Inc. and Bank of Montreal Trust Company
             (Incorporated by reference is Exhibit 4.1 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
     4.11    Form of 13% Hyperion Telecommunications, Inc. Senior Discount
             Notes (Incorporated herein by reference is Exhibit 4.3 to Hyperion
             Telecommunications, Inc.'s Registration Statement No. 333- 12619
             on Form S-1.)
     4.12    First Supplemental Indenture, dated as of September 11, 1996, between Hyperion Telecommunications, Inc. and Bank of Montreal
             Trust Company (Incorporated herein be reference is Exhibit 4.2 of
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-12619 on Form S-1.)
     4.13    Indenture, dated as of November 12, 1996, between Olympus
             Communications, L.P., Olympus Capital Corporation and Bank of
             Montreal Trust Company (Incorporated herein by reference is
             Exhibit 10.02 to Registrant's Current Report on Form 8-K dated
             December 16, 1996.) (File Number 0-16014)
     4.14    Certificate of Designations for 13% Series A and Series B
             Cumulative Exchangeable Preferred Stock (Contained in Exhibit 3.01
             to Registrant's Current Report on Form 8-K dated July 24, 1997 which is incorporated herein by reference.) (File Number 0-16014)
     4.15    Certificate of Designations for Series C Convertible Preferred
             Stock (Contained in Exhibit 3.01 to Registrant's Current Report on
             Form 8-K dated July 24, 1997 which is incorporated herein by reference.) (File Number 0-16014)
     4.16    Indenture, dated as of July 7, 1997, with respect to the
             Registrant's 10 1/2% Senior Notes due 2004, between the Registrant and the Bank of Montreal Trust Company (Incorporated herein by reference is Exhibit 4.03 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997) (File Number 0-16014)
     4.17    Form of 10 1/2% Senior Note due 2004 (Contained in Exhibit 4.03 to
             Registrant's Current Report on Form 8-K dated July 24, 1997 which is incorporated herein by reference.) (File Number 0-16014)
     4.18    Form of Indenture, with respect to the Registrant's 13% Senior
             Subordinated Exchange Debentures due 2009, between the Registrant and the Bank of Montreal Trust Company (Contained in Exhibit 3.01
             as Annex A to Registrant's Current Report on Form 8-K dated July
             24, 1997 which is incorporated herein by reference.) (File Number
             0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     4.19    Form of Certificate for 13% Cumulative Exchangeable Preferred
             Stock (Incorporated herein by reference is Exhibit 4.06 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997) (File
             Number 0-16014)
     4.20    Form of Certificate for Series C Convertible Preferred Stock
             (Incorporated herein by reference is Exhibit 4.06 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997) (File
             Number 0-16014)
     5.01**  Opinion of Buchanan Ingersoll Professional Corporation
    10.01    Class B Common Stockholders Agreement (Incorporated herein by reference is Exhibit 10.01 to Registration Statement No. 33-6974
             on Form S-1.)
    10.02    Joinder to Class B Common Stockholders Agreement (Incorporated
             herein by reference is Exhibit 10.02 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.) (File
             Number 0-16014)
    10.03    Registration Rights Agreement and Amendment to Registration Rights
             Agreement (Incorporated herein by reference are Exhibit 10.02 to
             Registration Statement No. 33-6974 on Form S-1 and Exhibit 10.35
             to Registration Statement No. 33-25121 on Form S-1.)
    10.04    Form of Management Agreement for Managed Companies (Incorporated
             herein by reference is Exhibit 10.04 to the Registrant's Annual
             Report on Form 10-K for fiscal year ended March 31, 1996.) (File
             Number 0-16014)
    10.05    Management Agreement--Montgomery Cablevision Associates, L.P.
             (Incorporated herein by reference is Exhibit 10.08 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.06    Management Agreement--Adelphia Cablevision Associates of Radnor,
             L.P. (Incorporated herein by reference is Exhibit 10.09 to
             Registration Statement No. 33-6974 on Form S-1.)
    10.07    Stock Option Plan of 1986, as amended (Incorporated herein by reference is Exhibit 10.07 to Registration Statement No. 33-46551
             on Form S-1.)
    10.08    Restricted Stock Bonus Plan, as amended (Incorporated herein by reference is Exhibit 10.08 to Registration Statement No. 33-46551
             on Form S-1.)
    10.09    Business Opportunity Agreement (Incorporated herein by reference is Exhibit 10.13 to Registration Statement No. 33-3674 on Form S-
             1.)
    10.10    Employment Agreement between the Company and John J. Rigas
             (Incorporated herein by reference is Exhibit 10.14 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.11    Employment Agreement between the Company and Daniel R. Milliard
             (Incorporated herein by reference is Exhibit 10.15 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.12    Employment Agreement between the Company and Timothy J. Rigas
             (Incorporated herein by reference is Exhibit 10.16 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.13    Employment Agreement between the Company and Michael J. Rigas
             (Incorporated herein by reference is Exhibit 10.17 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.14    Employment Agreement between the Company and James P. Rigas
             (Incorporated herein by reference is Exhibit 10.18 to Registration
             Statement No. 33-6974 on Form S-1.)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.15    Agreement Regarding Management Fees relating to the subsidiaries of Chauncey Communications Corporation (Incorporated herein by reference is Exhibit 10.16 of Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1991.) (File Number 0-
             16014)
    10.16    Form of Note Agreement, dated as of August 1, 1990, relating to the 10.66% Senior Secured Notes due August 1, 1998 of Chauncey
             Communications Corporation (Incorporated herein by reference is
             Exhibit 10.01 of Registrant's Quarterly Report on Form 10-Q for
             the quarter ended June 30, 1990.) (File Number 0-16014)
    10.17    Amendatory Agreement regarding Chauncey Communications Corporation
             10.66% Senior Secured Note Agreement, dated as of August 6, 1991
             (Incorporated herein by reference is Exhibit 10.02 of Registrant's
             Quarterly Report on Form 10-Q for the quarter ended September 30,
             1991.) (File Number 0-16014)
    10.18    $50,000 Term Note and Pledge Agreement between Adelphia
             Communications Corporation as lender and Daniel R. Milliard, dated
             October 1, 1988 (Incorporated herein by reference is Exhibit 10.03 of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991.) (File Number 0-16014)
    10.19    $205,000 Revolving Term Note and Pledge Agreement among Adelphia
             Communications Corporation as lender, Daniel R. Milliard and David
             Acker (Incorporated herein by reference is Exhibit 10.04 of
             Registrant's Quarterly Report on Form 10-Q for the quarter ended
             September 30, 1991.) (File Number 0-16014)
    10.20    Olympus Communications, L.P. Second Amended and Restated Limited
             Partnership Agreement, dated as of February 28, 1995 (Incorporated herein by reference is Exhibit 10.32 of the Registrant's Annual
             Report on Form 10-K for the fiscal year ended March 31, 1995.)
             (File Number 0-16014)
    10.21    Credit, Security and Guaranty Agreement among UCA Corp. and certain of its Affiliates and First Union National Bank of North
             Carolina as Administrative Agent, dated as of March 15, 1995
             (Incorporated herein by reference is Exhibit 10.32 of the
             Registrant's Annual Report on Form 10-K for the fiscal year ended
             March 31, 1995.) (File Number 0-16014)
    10.22    Revolving Credit Facility among Adelphia Cable partners, L.P.,
             Southwest Florida Cable, Inc., West Boca Acquisition Limited
             Partnership and Toronto-Dominion (Texas), Inc., as Administrative
             Agent, dated May 12, 1995 (Incorporated herein by reference is
             Exhibit 10.03 to Registrant's Current Report on Form 8-K dated
             June 30, 1995.) (File Number 0-16014)
    10.23    Credit Agreement, dated as of October 27, 1995, among Plato
             Communications, Inc. Northeast Cable, Inc., Robinson/Plum
             Cablevision L.P., the several other banks and other financial institutions from time to time parties to this agreement and
             Chemical Bank, as Administrative Agent (Incorporated herein by reference is Exhibit 10.35 to Registrant's Current Report on Form
             8-K dated December 7, 1995.) (File Number 0-16014)
    10.24    Credit Agreement, dated as of April 12, 1996, among Chelsea
             Communications, Inc., Kittanning Cablevision Inc., Robinson/Plum
             Cablevision L.P., the several banks and financial institutions parties thereto, and Toronto Dominion (Texas), Inc. as
             Administrative Agent (Incorporated herein by reference is Exhibit
             10.36 to Registrant's Current Report on Form 8-K dated June 3,
             1996.) (File Number 0-16014)
    10.25    Amended Credit Agreement, dated as of March 29, 1996, among
             Highland Video Associates L.P., Telesat Acquisition Limited
             Partnership, Global Acquisition Partners, L.P., the various financial institutions as parties thereto, Bank of Montreal as syndication agent, Chemical Bank as documentation agent, and the
             Bank of Nova Scotia as administrative agent (Incorporated herein by reference is Exhibit 10.37 to Registrant's Current Report on
             Form 8-K dated June 19, 1996.) (File Number 0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.26    Purchase Agreement dated as of April 10, 1996 between Hyperion
             Telecommunications, Inc. and Bear Stearns & Co. Inc., Chase
             Securities Inc. and NationsBanc Capital Markets, Inc.
             (Incorporated by reference is Exhibit 1.1 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
    10.27    Purchase Agreement dated as of February 21, 1997 between the
             Registrant and Smith Barney Inc. (Incorporated herein by reference is Exhibit 10.02 to Adelphia Communications Corporation's Current
             Report on Form 8-K dated May 1, 1997). (File Number 0-16014)
    10.28    Registration Rights Agreement dated as of April 15, 1996, between
             Hyperion Telecommunications, Inc. and the Initial Purchasers
             (Incorporated by reference is Exhibit 4.3 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
    10.29    Warrant Agreement dated as of April 15, 1996, by and among
             Hyperion Telecommunications, Inc. and Bank of Montreal Trust
             Company (Incorporated by reference is Exhibit 10.13 to
             Registration Statement No. 333-06957 on Form S-4 filed for
             Hyperion Telecommunications, Inc.)
    10.30    Warrant Registration Rights Agreement dated as of April 15, 1996, by and among Hyperion Telecommunications, Inc. and the Initial
             Purchasers (Incorporated by reference is Exhibit 10.14 to
             Registration Statement No. 333-06957 on Form S-4 filed for
             Hyperion Telecommunications, Inc.)
    10.31    Hyperion Telecommunications, Inc. Long-Term Incentive Compensation
             Plan (Incorporated herein by reference is Exhibit 10.17 to
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-13663 on Form S-1.)
    10.32    Purchase Agreement, dated as of November 6, 1996, between Olympus
             Communications, L.P., Olympus Capital Corporation and Goldman,
             Sachs & Co. (Incorporated herein by reference is Exhibit 10.01 to
             Registrant's Current Report on Form 8-K dated December 16, 1996.)
             (File Number 0-16014)
    10.33    Registration Rights Agreement among Charles R. Drenning, Paul D.
             Fajerski, Randolph S. Fowler, Adelphia Communications Corporation
             and the Company (Incorporated herein by reference is Exhibit 10.18 to Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-13663 on Form S-1.)
    10.34    Registration Rights Agreement between Adelphia Communications
             Corporation and the Company (Incorporated herein by reference is
             Exhibit 10.19 to Hyperion Telecommunications, Inc.'s Registration
             Statement No. 333-13663 on Form S-1.)
    10.35    First Amendment to the Olympus Communications, L.P. Second Amended
             and Restated Limited Partnership Agreement, dated September 1,
             1995 (Incorporated herein by reference is Exhibit 10.33 to the
             Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.36    First Amendment to the Olympus Communications, L.P. Second Amended
             and Restated Limited Partnership Agreement, dated March 29, 1996
             (Incorporated herein by reference is Exhibit 10.34 to the
             Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.37    Second Amendment to the Olympus Communications, L.P. Second
             Amended and Restated Limited Partnership Agreement, dated June 27,
             1996 (Incorporated herein by reference is Exhibit 10.35 to the
             Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.38    Employment Agreement between Hyperion Telecommunications, Inc. and
             Daniel R. Milliard dated as of March 4, 1997 (Incorporated herein by reference is Exhibit 10.03 to Adelphia Communications
             Corporation's Current Report on Form 8-K dated May 1, 1997) (File
             Number 0-16014)
    10.39    Extension Agreement dated as of January 8, 1997, among Hyperion
             Telecommunications, Inc., Adelphia Communications Corporation,
             Charles R. Drenning, Paul D. Fajerski, Randolph S. Fowler, and six
             Trusts named therein (Incorporated herein by reference is Exhibit
             10.04 to Adelphia Communications Corporation's Current Report on
             Form 8-K dated May 1, 1997) (File Number 0-16014)
    10.40    Purchase Agreement among Adelphia Communications Corporation,
             Smith Barney Inc., Bear Stearns & Co. Inc., NationsBanc Capital
             Markets, Inc. and TD Securities (USA) Inc. (the "Initial
             Purchasers") dated July 1, 1997 (Incorporated herein by reference is Exhibit 10.01 from the Registrant's Current Report on Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.41    Registration Rights Agreement among Adelphia Communications
             Corporation, the Initial Purchasers and Highland Holdings, dated
             July 7, 1997, regarding the 13% Cumulative Exchangeable Preferred
             Stock (Incorporated herein by reference is Exhibit 10.02 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997) (File
             Number 0-16014)
    10.42    Registration Rights Agreement among Adelphia Communications
             Corporation and the Initial Purchasers, dated July 7, 1997, regarding the 10 1/2% Senior Notes due 2004 (Incorporated herein by reference is Exhibit 10.03 from the Registrant's Current Report on Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.43    Registration Rights Agreement among Adelphia Communications
             Corporation, Highland Holdings and Telesat Cablevision, Inc.,
             dated July 7, 1997 (Incorporated herein by reference is Exhibit
             10.04 from the Registrant's Current Report on Form 8-K dated July
             24, 1997) (File Number 0-16014)
    10.44    Purchase Agreement between Adelphia and Highland Holdings, dated
             July 1, 1997 (Incorporated herein by reference is Exhibit 10.05 from the Registrant's Current Report on Form 8-K dated July 24,
             1997) (File Number 0-16014)
    10.45    Series C Preferred Stock Purchase Agreement among Adelphia
             Communications Corporation, Highland Holdings and Telesat
             Cablevision, Inc., dated June 22, 1997 (Incorporated herein by reference is Exhibit 10.06 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997) (File Number 0-16014)
     12.1*   Computation of Ratio of Earnings to Fixed Charges
    21.01    Subsidiaries of the Registrant (Incorporated herein by reference is Exhibit 21.01 to Registrant's Annual Report on Form 10-K for
             the fiscal year ended March 31, 1997.) (File Number 0-16014)
    23.01**  Consent of Buchanan Ingersoll Professional Corporation (contained in its opinion filed as Exhibit 5.01 hereto)
    23.02*   Consent of Deloitte & Touche LLP
    24.01**  Power of Attorney (appearing on signature page)
    25.01**  Form T-1 Statement of Eligibility of Trustee
    99.01**  Form of Letter of Transmittal and Notice of Guaranteed Delivery

--------

*Filed herewith.

**Previously filed.

  (b) Financial Statement Schedules

  The following schedules are included in the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 contained herein by reference.

    Schedule I--Condensed Financial Information of the Registrant

    Schedule II--Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of the Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed part of the Registration Statement as of the time it was declared effective.

  (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

  (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (3)(i) and (3)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (6) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coudersport, Commonwealth of Pennsylvania, on the 31st day of July, 1997.

                                          ADELPHIA COMMUNICATIONS CORPORATION

                                          By:/s/ Timothy J. Rigas
                                             ----------------------------------
                                             Timothy J. Rigas

                                             Executive Vice President, Chief
                                             Accounting

                                             Officer, Chief Financial Officer
                                             and Treasurer

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                   DATE

                               Chairman, President and
           *                   Chief Executive Officer         July 31, 1997
-----------------------------
John Rigas


                               Executive Vice President and
           *                   Director                        July 31, 1997
-----------------------------
Michael J. Rigas


/s/ Timothy J. Rigas           Executive Vice President,
-----------------------------  Chief Accounting Officer,       July 31, 1997
Timothy J. Rigas               Treasurer, Chief Financial
                               Officer and Director

                               Executive Vice President and
           *                   Director                        July 31, 1997
-----------------------------
James P. Rigas


                               Senior Vice President,
           *                   Secretary and Director          July 31, 1997
-----------------------------
Daniel R. Milliard

          SIGNATURE                        TITLE                   DATE

                               Director
           *                                                   July 31, 1997
-----------------------------
Dennis P. Coyle


                               Director
           *                                                   July 31, 1997
-----------------------------
Pete J. Metros

                               Director
           *                                                   July 31, 1997
-----------------------------
Perry S. Patterson


* /s/ Timothy J. Rigas                                         July 31, 1997
-----------------------------



Timothy J. Rigas, as
Attorney-in-Fact

                               EXHIBIT INDEX

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     3.01    Certificate of Incorporation of Adelphia Communications
             Corporation (Incorporated herein by reference is Exhibit 3.01 to the Registrant's Current Report on Form 8-K dated July 24, 1997.)
             (File Number 0-16014)
     3.02    Bylaws of Adelphia Communications Corporation (Incorporated herein by reference is Exhibit 3.02 to Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1994.) (File Number 0-
             16014)
     4.01    Indenture, dated as of February 26, 1997, between the Registrant and Bank of Montreal Trust Company with respect to the
             Registrant's 9 7/8% Senior Notes Due 2007 (Incorporated herein by reference is Exhibit 4.01 to Registrant's Current Report on Form
             8-K dated May 1, 1997.) (File Number 0-16014)
     4.02    Form of Note with respect to the Registrant's 9 7/8% Senior Notes
             Due 2007 (contained in Indenture filed as Exhibit 4.01.)
     4.03    Registration Rights Agreement, dated as of February 26, 1997, between the Registrant and the Initial Purchaser with respect to the Registrant's 9 7/8% Senior Notes Due 2007 (Incorporated herein by reference is Exhibit 10.01 to Registrant's Current Report on
             Form 8-K dated May 1, 1997.) (File Number 0-16014)
     4.04    First Supplemental Indenture, dated as of May 4, 1994, with respect to Registrant's 9 1/2% Senior Pay-In-Kind Notes Due 2004
             (Incorporated herein by reference is Exhibit 4.01 to Registrant's
             Current Report on Form 8-K dated May 5, 1994.) (File Number 0-
             16014)
     4.05    Indenture, dated as of February 22, 1994, with respect to
             Registrant's 9 1/2% Senior Pay-In-Kind Notes Due 2004
             (Incorporated herein by reference is Exhibit 4.05 to Registration
             Statement No. 33-52513 on Form S-4.)
     4.06    Indenture, dated as of July 28, 1993, with respect to Registrant's
             10 1/4% Senior Notes Due 2000 (Incorporated herein by reference is
             Exhibit 4.01 to Registrant's Quarterly Report on Form 10-Q for the
             quarter ended June 30, 1993.) (File Number 0-16014)
     4.07    Amended and Restated Indenture, dated as of May 11, 1993, with respect to Registrant's 9 7/8% Senior Debentures Due 2005
             (Incorporated herein by reference is Exhibit 4.01 to Registrant's
             Annual Report on Form 10-K for the fiscal year ended March 31,
             1993.) (File Number 0-16014)
     4.08    Indenture, dated as of September 2, 1992, with respect to the
             Registrant's 11 7/8% Senior Debentures Due 2004 (Incorporated
             herein by reference is Exhibit 4.03 to Registration Statement No.
             33-52630 on Form S-1.)
     4.09    Indenture, dated as of May 7, 1992, with respect to the
             Registrant's 12 1/2% Senior Notes Due 2002 (Incorporated herein by reference is Exhibit 4.03 to Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1992.) (File Number 0-
             16014)
     4.10    Indenture, dated as of April 15, 1996, between Hyperion
             Telecommunications, Inc. and Bank of Montreal Trust Company
             (Incorporated by reference is Exhibit 4.1 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
     4.11    Form of 13% Hyperion Telecommunications, Inc. Senior Discount
             Notes (Incorporated herein by reference is Exhibit 4.3 to Hyperion
             Telecommunications, Inc.'s Registration Statement No. 333-12619
             on Form S-1.)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     4.12    First Supplemental Indenture, dated as of September 11, 1996, between Hyperion Telecommunications, Inc. and Bank of Montreal
             Trust Company (Incorporated herein be reference is Exhibit 4.2 of
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-12619 on Form S-1.)
     4.13    Indenture, dated as of November 12, 1996, between Olympus
             Communications, L.P., Olympus Capital Corporation and Bank of
             Montreal Trust Company (Incorporated herein by reference is
             Exhibit 10.02 to Registrant's Current Report on Form 8-K dated
             December 16, 1996.) (File Number 0-16014)
     4.14    Certificate of Designations for 13% Series A and Series B
             Cumulative Exchangeable Preferred Stock (Contained in Exhibit 3.01
             to Registrant's Current Report on Form 8-K dated July 24, 1997 which is incorporated herein by reference.) (File Number 0-16014)
     4.15    Certificate of Designations for Series C Convertible Preferred
             Stock (Contained in Exhibit 3.01 to Registrant's Current Report on
             Form 8-K dated July 24, 1997 which is incorporated herein by reference.) (File Number 0-16014)
     4.16    Indenture, dated as of July 7, 1997, with respect to the
             Registrant's 10 1/2% Senior Notes due 2004, between the Registrant and the Bank of Montreal Trust Company (Incorporated herein by reference is Exhibit 4.03 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997) (File Number 0-16014)
     4.17    Form of 10 1/2% Senior Note due 2004 (Contained in Exhibit 4.03 to
             Registrant's Current Report on Form 8-K dated July 24, 1997 which is incorporated herein by reference.) (File Number 0-16014)
     4.18    Form of Indenture, with respect to the Registrant's 13% Senior
             Subordinated Exchange Debentures due 2009, between the Registrant and the Bank of Montreal Trust Company (Contained in Exhibit 3.01
             as Annex A to Registrant's Current Report on Form 8-K dated July
             24, 1997 which is incorporated herein by reference.) (File Number
             0-16014)
     4.19    Form of Certificate for 13% Cumulative Exchangeable Preferred
             Stock (Incorporated herein by reference is Exhibit 4.06 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997) (File
             Number 0-16014)
     4.20    Form of Certificate for Series C Convertible Preferred Stock
             (Incorporated herein by reference is Exhibit 4.06 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997) (File
             Number 0-16014)
     5.01**  Opinion of Buchanan Ingersoll Professional Corporation
    10.01    Class B Common Stockholders Agreement (Incorporated herein by reference is Exhibit 10.01 to Registration Statement No. 33-6974
             on Form S-1.)
    10.02    Joinder to Class B Common Stockholders Agreement (Incorporated
             herein by reference is Exhibit 10.02 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.) (File
             Number 0-16014)
    10.03    Registration Rights Agreement and Amendment to Registration Rights
             Agreement (Incorporated herein by reference are Exhibit 10.02 to
             Registration Statement No. 33-6974 on Form S-1 and Exhibit 10.35
             to Registration Statement No. 33-25121 on Form S-1.)
    10.04    Form of Management Agreement for Managed Companies (Incorporated
             herein by reference is Exhibit 10.04 to the Registrant's Annual
             Report on Form 10-K for fiscal year ended March 31, 1996.) (File
             Number 0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.05    Management Agreement--Montgomery Cablevision Associates, L.P.
             (Incorporated herein by reference is Exhibit 10.08 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.06    Management Agreement--Adelphia Cablevision Associates of Radnor,
             L.P. (Incorporated herein by reference is Exhibit 10.09 to
             Registration Statement No. 33-6974 on Form S-1.)
    10.07    Stock Option Plan of 1986, as amended (Incorporated herein by reference is Exhibit 10.07 to Registration Statement No. 33-46551
             on Form S-1.)
    10.08    Restricted Stock Bonus Plan, as amended (Incorporated herein by reference is Exhibit 10.08 to Registration Statement No. 33-46551
             on Form S-1.)
    10.09    Business Opportunity Agreement (Incorporated herein by reference is Exhibit 10.13 to Registration Statement No. 33-3674 on Form S-
             1.)
    10.10    Employment Agreement between the Company and John J. Rigas
             (Incorporated herein by reference is Exhibit 10.14 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.11    Employment Agreement between the Company and Daniel R. Milliard
             (Incorporated herein by reference is Exhibit 10.15 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.12    Employment Agreement between the Company and Timothy J. Rigas
             (Incorporated herein by reference is Exhibit 10.16 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.13    Employment Agreement between the Company and Michael J. Rigas
             (Incorporated herein by reference is Exhibit 10.17 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.14    Employment Agreement between the Company and James P. Rigas
             (Incorporated herein by reference is Exhibit 10.18 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.15    Agreement Regarding Management Fees relating to the subsidiaries of Chauncey Communications Corporation (Incorporated herein by reference is Exhibit 10.16 of Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1991.) (File Number 0-
             16014)
    10.16    Form of Note Agreement, dated as of August 1, 1990, relating to the 10.66% Senior Secured Notes due August 1, 1998 of Chauncey
             Communications Corporation (Incorporated herein by reference is
             Exhibit 10.01 of Registrant's Quarterly Report on Form 10-Q for
             the quarter ended June 30, 1990.) (File Number 0-16014)
    10.17    Amendatory Agreement regarding Chauncey Communications Corporation
             10.66% Senior Secured Note Agreement, dated as of August 6, 1991
             (Incorporated herein by reference is Exhibit 10.02 of Registrant's
             Quarterly Report on Form 10-Q for the quarter ended September 30,
             1991.) (File Number 0-16014)
    10.18    $50,000 Term Note and Pledge Agreement between Adelphia
             Communications Corporation as lender and Daniel R. Milliard, dated
             October 1, 1988 (Incorporated herein by reference is Exhibit 10.03 of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991.) (File Number 0-16014)
    10.19    $205,000 Revolving Term Note and Pledge Agreement among Adelphia
             Communications Corporation as lender, Daniel R. Milliard and David
             Acker (Incorporated herein by reference is Exhibit 10.04 of
             Registrant's Quarterly Report on Form 10-Q for the quarter ended
             September 30, 1991.) (File Number 0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.20    Olympus Communications, L.P. Second Amended and Restated Limited
             Partnership Agreement, dated as of February 28, 1995 (Incorporated herein by reference is Exhibit 10.32 of the Registrant's Annual
             Report on Form 10-K for the fiscal year ended March 31, 1995.)
             (File Number 0-16014)
    10.21    Credit, Security and Guaranty Agreement among UCA Corp. and certain of its Affiliates and First Union National Bank of North
             Carolina as Administrative Agent, dated as of March 15, 1995
             (Incorporated herein by reference is Exhibit 10.32 of the
             Registrant's Annual Report on Form 10-K for the fiscal year ended
             March 31, 1995.) (File Number 0-16014)
    10.22    Revolving Credit Facility among Adelphia Cable partners, L.P.,
             Southwest Florida Cable, Inc., West Boca Acquisition Limited
             Partnership and Toronto-Dominion (Texas), Inc., as Administrative
             Agent, dated May 12, 1995 (Incorporated herein by reference is
             Exhibit 10.03 to Registrant's Current Report on Form 8-K dated
             June 30, 1995.) (File Number 0-16014)
    10.23    Credit Agreement, dated as of October 27, 1995, among Plato
             Communications, Inc. Northeast Cable, Inc., Robinson/Plum
             Cablevision L.P., the several other banks and other financial institutions from time to time parties to this agreement and
             Chemical Bank, as Administrative Agent (Incorporated herein by reference is Exhibit 10.35 to Registrant's Current Report on Form
             8-K dated December 7, 1995.) (File Number 0-16014)
    10.24    Credit Agreement, dated as of April 12, 1996, among Chelsea
             Communications, Inc., Kittanning Cablevision Inc., Robinson/Plum
             Cablevision L.P., the several banks and financial institutions parties thereto, and Toronto Dominion (Texas), Inc. as
             Administrative Agent (Incorporated herein by reference is Exhibit
             10.36 to Registrant's Current Report on Form 8-K dated June 3,
             1996.) (File Number 0-16014)
    10.25    Amended Credit Agreement, dated as of March 29, 1996, among
             Highland Video Associates L.P., Telesat Acquisition Limited
             Partnership, Global Acquisition Partners, L.P., the various financial institutions as parties thereto, Bank of Montreal as syndication agent, Chemical Bank as documentation agent, and the
             Bank of Nova Scotia as administrative agent (Incorporated herein by reference is Exhibit 10.37 to Registrant's Current Report on
             Form 8-K dated June 19, 1996.) (File Number 0-16014)
    10.26    Purchase Agreement dated as of April 10, 1996 between Hyperion
             Telecommunications, Inc. and Bear Stearns & Co. Inc., Chase
             Securities Inc. and NationsBanc Capital Markets, Inc.
             (Incorporated by reference is Exhibit 1.1 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
    10.27    Purchase Agreement dated as of February 21, 1997 between the
             Registrant and Smith Barney Inc. (Incorporated herein by reference is Exhibit 10.02 to Adelphia Communications Corporation's Current
             Report on Form 8-K dated May 1, 1997). (File Number 0-16014)
    10.28    Registration Rights Agreement dated as of April 15, 1996, between
             Hyperion Telecommunications, Inc. and the Initial Purchasers
             (Incorporated by reference is Exhibit 4.3 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
    10.29    Warrant Agreement dated as of April 15, 1996, by and among
             Hyperion Telecommunications, Inc. and Bank of Montreal Trust
             Company (Incorporated by reference is Exhibit 10.13 to
             Registration Statement No. 333-06957 on Form S-4 filed for
             Hyperion Telecommunications, Inc.)
    10.30    Warrant Registration Rights Agreement dated as of April 15, 1996, by and among Hyperion Telecommunications, Inc. and the Initial
             Purchasers (Incorporated by reference is Exhibit 10.14 to
             Registration Statement No. 333-06957 on Form S-4 filed for
             Hyperion Telecommunications, Inc.)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.31    Hyperion Telecommunications, Inc. Long-Term Incentive Compensation
             Plan (Incorporated herein by reference is Exhibit 10.17 to
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-13663 on Form S-1.)
    10.32    Purchase Agreement, dated as of November 6, 1996, between Olympus
             Communications, L.P., Olympus Capital Corporation and Goldman,
             Sachs & Co. (Incorporated herein by reference is Exhibit 10.01 to
             Registrant's Current Report on Form 8-K dated December 16, 1996.)
             (File Number 0-16014)
    10.33    Registration Rights Agreement among Charles R. Drenning, Paul D.
             Fajerski, Randolph S. Fowler, Adelphia Communications Corporation
             and the Company (Incorporated herein by reference is Exhibit 10.18 to Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-13663 on Form S-1.)
    10.34    Registration Rights Agreement between Adelphia Communications
             Corporation and the Company (Incorporated herein by reference is
             Exhibit 10.19 to Hyperion Telecommunications, Inc.'s Registration
             Statement No. 333-13663 on Form S-1.)
    10.35    First Amendment to the Olympus Communications, L.P. Second Amended
             and Restated Limited Partnership Agreement, dated September 1,
             1995 (Incorporated herein by reference is Exhibit 10.33 to the
             Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.36    First Amendment to the Olympus Communications, L.P. Second Amended
             and Restated Limited Partnership Agreement, dated March 29, 1996
             (Incorporated herein by reference is Exhibit 10.34 to the
             Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.37    Second Amendment to the Olympus Communications, L.P. Second
             Amended and Restated Limited Partnership Agreement, dated June 27,
             1996 (Incorporated herein by reference is Exhibit 10.35 to the
             Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.38    Employment Agreement between Hyperion Telecommunications, Inc. and
             Daniel R. Milliard dated as of March 4, 1997 (Incorporated herein by reference is Exhibit 10.03 to Adelphia Communications
             Corporation's Current Report on Form 8-K dated May 1, 1997) (File
             Number 0-16014)
    10.39    Extension Agreement dated as of January 8, 1997, among Hyperion
             Telecommunications, Inc., Adelphia Communications Corporation,
             Charles R. Drenning, Paul D. Fajerski, Randolph S. Fowler, and six
             Trusts named therein (Incorporated herein by reference is Exhibit
             10.04 to Adelphia Communications Corporation's Current Report on
             Form 8-K dated May 1, 1997) (File Number 0-16014)
    10.40    Purchase Agreement among Adelphia Communications Corporation,
             Smith Barney Inc., Bear Stearns & Co. Inc., NationsBanc Capital
             Markets, Inc. and TD Securities (USA) Inc. (the "Initial
             Purchasers") dated July 1, 1997 (Incorporated herein by reference is Exhibit 10.01 from the Registrant's Current Report on Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.41    Registration Rights Agreement among Adelphia Communications
             Corporation, the Initial Purchasers and Highland Holdings, dated
             July 7, 1997, regarding the 13% Cumulative Exchangeable Preferred
             Stock (Incorporated herein by reference is Exhibit 10.02 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997) (File
             Number 0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.42    Registration Rights Agreement among Adelphia Communications
             Corporation and the Initial Purchasers, dated July 7, 1997, regarding the 10 1/2% Senior Notes due 2004 (Incorporated herein by reference is Exhibit 10.03 from the Registrant's Current Report on Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.43    Registration Rights Agreement among Adelphia Communications
             Corporation, Highland Holdings and Telesat Cablevision, Inc.,
             dated July 7, 1997 (Incorporated herein by reference is Exhibit
             10.04 from the Registrant's Current Report on Form 8-K dated July
             24, 1997) (File Number 0-16014)
    10.44    Purchase Agreement between Adelphia and Highland Holdings, dated
             July 1, 1997 (Incorporated herein by reference is Exhibit 10.05 from the Registrant's Current Report on Form 8-K dated July 24,
             1997) (File Number 0-16014)
    10.45    Series C Preferred Stock Purchase Agreement among Adelphia
             Communications Corporation, Highland Holdings and Telesat
             Cablevision, Inc., dated June 22, 1997 (Incorporated herein by reference is Exhibit 10.06 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997) (File Number 0-16014)
     12.1*   Computation of Ratio of Earnings to Fixed Charges
    21.01    Subsidiaries of the Registrant (Incorporated herein by reference is Exhibit 21.01 to Registrant's Annual Report on Form 10-K for
             the fiscal year ended March 31, 1997.) (File Number 0-16014)
    23.01**  Consent of Buchanan Ingersoll Professional Corporation (contained in its opinion filed as Exhibit 5.01 hereto)
    23.02*   Consent of Deloitte & Touche LLP
    24.01**  Power of Attorney (appearing on signature page)
    25.01**  Form T-1 Statement of Eligibility of Trustee
    99.01**  Form of Letter of Transmittal and Notice of Guaranteed Delivery

--------

*Filed herewith.

**Previously filed.